                                                                   EXHIBIT 10.13

                           ASSET PURCHASE AGREEMENT

                                    between

                            AT&T WIRELESS PCS INC.

                                      and

                              TELECORP PCS, INC.

                           Dated as of May 24, 1999

                                TABLE OF CONTENTS
                                -----------------

                                                                                                               Page
                                                                                                               ----
ARTICLE I - DEFINITIONS....................................................................................       1

ARTICLE II - PURCHASE AND SALE OF ASSETS; PAYMENT OF
             CONSIDERATION; CERTAIN RESTRICTIONS ON TRANSFER...............................................       8
         2.1          Purchase and Sale of Purchased Assets................................................       8
         2.2          Payment of Consideration.............................................................       9
         2.3          Assumption of Obligations............................................................       9
         2.4          Company Reimbursement of AT&T Puerto Rico's Cost of
                      Certain Employees....................................................................      10
         2.5          No Expansion of Third-Party Rights...................................................      11
         2.6          Payment of Certain Expenses..........................................................      11
         2.7          Allocation of Purchase Price.........................................................      11

ARTICLE III - CLOSING......................................................................................      12
         3.1          Time and Place of Closing............................................................      12
         3.2          Closing Actions and Deliveries.......................................................      12
         3.3          Closing Costs; Taxes and Fees........................................................      14
         3.4          Acquisition Corp. Stockholder Transaction............................................      15

ARTICLE IV - COVENANTS.....................................................................................      15
         4.1          Consummation of Transactions.........................................................      15
         4.2          Confidentiality......................................................................      16
         4.3          Covenants of AT&T PCS................................................................      17
         4.4          Covenants of the Company.............................................................      18
         4.5          Employees............................................................................      19
         4.6          Assignment of Assigned Agreements and AT&T PCS
                      Sold License.........................................................................      20
         4.7          FCC Construction Requirement.........................................................      20
         4.8          Non-Solicitation.....................................................................      20
         4.9          Lien Searches........................................................................      21
         4.10         Environmental Due Diligence..........................................................      21

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF AT&T PCS.....................................................      22
         5.1          Organization, Power and Authority....................................................      22
         5.2          Consents; No Conflicts...............................................................      22
         5.3          Litigation...........................................................................      23
         5.4          FCC Compliance.......................................................................      23

         5.5          Brokers..............................................................................      23
         5.6          Stockholders' Agreement..............................................................      23
         5.7          License..............................................................................      23
         5.8          Title to Purchased Assets............................................................      24
         5.9          Assigned Agreements..................................................................      24
         5.10         Environmental Matters................................................................      24
         5.11         Compliance With Laws.................................................................      25
         5.12         Employees; Employee Benefits.........................................................      25

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF THE COMPANY.................................................      25
         6.1          Organization, Power and Authority....................................................      25
         6.2          Consents; No Conflicts...............................................................      26
         6.3          Litigation...........................................................................      26
         6.4          FCC Compliance.......................................................................      27
         6.5          Brokers..............................................................................      27
         6.6          Stockholders' Agreement..............................................................      27
         6.7          No Additional Representations........................................................      27
         6.8          Compliance With Laws.................................................................      27
         6.9          No Material Adverse Effect...........................................................      27
         6.10         Capitalization.......................................................................      27
         6.11         Employees............................................................................      28

ARTICLE VII - CLOSING CONDITIONS...........................................................................      28
         7.1          Conditions to Obligations of All Parties.............................................      28
         7.2          Conditions to Obligations of the Company.............................................      29
         7.3          Conditions to the Obligations of AT&T PCS............................................      30

ARTICLE VIII - SURVIVAL AND INDEMNIFICATION................................................................      30
         8.1          Survival.............................................................................      30
         8.2          Indemnification by AT&T PCS..........................................................      31
         8.3          Indemnification by the Company.......................................................      32
         8.4          Procedures...........................................................................      33

ARTICLE IX - TERMINATION...................................................................................      34
         9.1          Termination..........................................................................      34
         9.2          Effect of Termination................................................................      34

ARTICLE X - MISCELLANEOUS PROVISIONS.......................................................................      35
         10.1         Amendment and Modification...........................................................      35
         10.2         Waiver of Compliance; Consents.......................................................      35
         10.3         Notices..............................................................................      35
         10.4         Designated Purchasers................................................................      36

         10.5         Parties in Interest; Assignment......................................................      36
         10.6         Applicable Law.......................................................................      36
         10.7         Counterparts.........................................................................      36
         10.8         Interpretation.......................................................................      36
         10.9         Entire Agreement.....................................................................      36
         10.10        Publicity............................................................................      37
         10.11        Specific Performance.................................................................      37
         10.12        Remedies Cumulative..................................................................      37
         10.13        Severability.........................................................................      37
         10.14        Beneficiaries of Agreement...........................................................      37
         10.15        Waiver of Purchase Right Pursuant to Securities Purchase Agreement...................      37
         10.16        Alternative Arrangement Term Sheet...................................................      37
         10.17        Certain Payments.....................................................................      38

                           ASSET PURCHASE AGREEMENT
                           ------------------------

          ASSET PURCHASE AGREEMENT (the "Agreement"), dated as of May 24, 1999,
                                         ---------
between AT&T WIRELESS PCS INC., a Delaware corporation ("AT&T PCS"), and
                                                         --------
TELECORP PCS, INC., a Delaware corporation (the "Company").
                                                 -------

                             W I T N E S S E T H:
                             -------------------

          WHEREAS, AT&T PCS has been granted the PCS License for the Puerto Rico - U.S. Virgin Islands (the "Puerto Rico MTA") described on Schedule I
                                 ---------------
(the "PCS License");
      -----------

          WHEREAS, AT&T PCS and Puerto Rico Acquisition Corp., a Delaware corporation ("Acquisition Corp."), entered into a Term Sheet, dated September 1,
              -----------------
1998 (the "Acquisition Corp. Term Sheet"), setting forth the terms upon which
           ----------------------------
Acquisition Corp. would acquire from AT&T PCS the Purchased Assets (as hereinafter defined), which include the PCS License;

          WHEREAS, Acquisition Corp. and the Company have entered into an agreement pursuant to which contemporaneously with the Closing (as hereinafter defined) the stockholders of Acquisition Corp. will engage in a stock-for-stock exchange, whereby such stockholders will transfer all of the stock of Acquisition Corp. to a subsidiary of the Company in exchange for shares of capital stock of the Company, thereby resulting in Acquisition Corp. becoming an indirect wholly-owned Subsidiary (as hereinafter defined) of the Company and facilitating the Company's obtaining the rights under the Acquisition Corp. Term Sheet; and

          WHEREAS, AT&T PCS wishes to sell to the Company, and the Company wishes to acquire from AT&T PCS, the Purchased Assets, all on the terms and subject to the conditions herein set forth.

          NOW, THEREFORE, in consideration of the promises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

     For purposes of this Agreement:

          "Acquisition Corp." has the meaning set forth in the recitals.
           -----------------

          "Acquisition Corp. Term Sheet" has the meaning set forth in the
           ----------------------------
recitals.

          "Affiliate" means, with respect to any Person, any other Person that
           ---------
directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" (including the terms "controlling" and "controlled") means
             -------                        -----------       ----------
the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

          "Agreement" means this Asset Purchase Agreement, as the same may be
           ---------
amended, modified or supplemented in accordance with the terms hereof.

          "Alternative Arrangement Term Sheet" means that certain Term Sheet
           ----------------------------------
attached hereto as Schedule II, with respect to one or more of the F Block licenses referred to therein.

          "Assigned Agreements" has the meaning set forth in Section 2.1(b).
           -------------------

          "Assumed Liabilities" has the meaning set forth in Section 2.3(a).
           -------------------

          "AT&T PCS" has the meaning set forth in the preamble.
           --------

          "AT&T PCS Material Adverse Effect" means a material adverse effect on
           --------------------------------
the AT&T PCS Sold License.

          "AT&T PCS Retained License" has the meaning set forth in Section 2.1.
           -------------------------

          "AT&T PCS Sold License" has the meaning set forth in Section 2.1.
           ---------------------

          "AT&T Party" means AT&T PCS and each Affiliate of AT&T PCS that is a
           ----------
party to any of the Related Agreements.

          "AT&T Puerto Rico" has the meaning set forth in Section 2.4.
           ----------------

          "Benefit Arrangement" means any employment, severance or similar
           -------------------
contract or arrangement (whether or not written) or any plan, policy, fund, program or contract or arrangement (whether or not written) providing for compensation, bonus, profit-sharing, stock option, or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, disability benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance or other benefits) or any other benefit that (i) is not an Employee Plan, (ii) is entered into, maintained, administered or contributed to, as the case may be, by AT&T PCS, AT&T Puerto Rico or any of their Affiliates, and (iii) covers any employee or former employee of AT&T Puerto Rico or any employee or former employees of AT&T PCS providing services in the United States or Puerto Rico in connection with AT&T Puerto Rico.

          "Business Day" means any day other than a Saturday, Sunday or a legal
           ------------
holiday in New York, New York or any other day on which commercial banks in New York, New York are authorized by law or governmental decree to close.

          "BTA" means the unit of division (of which there are four hundred
           ---
ninety-three (493)) for the United States of America, devised by Rand McNally based upon geography, population and other factors, which units form the basis for the auction by the FCC of a portion of the License for PCS Systems for Basic Trading Areas, as defined by the FCC.

          "Claim" has the meaning set forth in Section 8.4(a).
           -----

          "Closing" has the meaning set forth in Section 3.1.
           -------

          "Closing Date" has the meaning set forth in Section 3.1.
           ------------

          "Code" means the Internal Revenue Code of 1986, as amended.
           ----

          "Common Stock" has the meaning set forth in the Securities Purchase
           ------------
Agreement.

          "Company" has the meaning set forth in the preamble.
           -------

          "Company Material Adverse Effect" means a material adverse effect on
           -------------------------------
the business, financial condition, assets, liabilities or results of operations, taken as a whole, of the Company.

          "Confidential Information" means any and all information regarding the
           ------------------------
business, finances, operations, products, services and customers of the Person specified and its Affiliates, in written or oral form or in any other medium.

          "Consents" means all consents and approvals of Governmental
           --------
Authorities or other third parties necessary to authorize, approve or permit the parties hereto to consummate the Transactions and for the Company to operate its business after the Closing Date as currently contemplated.

          "Designated Purchaser" has the meaning set forth in Section 10.4.
           --------------------

          "Employees" has the meaning set forth in Section 2.4.
           ---------

          "Employee Payment" has the meaning set forth in Section 2.4.
           ----------------

          "Employee Plan" means any "employee benefit plan", as defined in
           -------------
Section 3(3) of ERISA, that (i) is subject to any provision of ERISA, (ii) is maintained, administered or contributed to by AT&T PCS, AT&T Puerto Rico or any of their Affiliates, and (iii) covers any employee or former employee of AT&T Puerto Rico or any current or former employee of AT&T PCS providing services in the United States or Puerto Rico in connection with AT&T Puerto Rico.

          "Environmental Law" means any of the following: the Resource
           -----------------
Conservation Recovery Act, the Comprehensive Environmental Responsibility Compensation and Liability Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Hazardous Materials Transportation Act, the Clean Air Act, the Clean Water Act, and other similar Federal and state and local laws, as amended, together with all regulations issued or promulgated thereunder, relating to pollution, the protection of the environment or the health and safety of workers or the general public.

          "Excluded Liabilities" has the meaning set forth in Section 2.3(a).
           --------------------

          "FCC" means the Federal Communications Commission or similar
           ---
regulatory authority established in replacement thereof.

          "FCC Law" means the Communications Act of 1934, as amended, including
           -------
as amended by the Telecommunications Act of 1996, and the rules, regulations and policies promulgated thereunder.

          "Final Order" has the meaning set forth in Section 7.1(b).
           -----------

          "Governmental Authority" means a Federal, state or local court,
           ----------------------
legislature, governmental agency, commission or regulatory or administrative authority or instrumentality.

          "Hazardous Material" shall mean anything defined as a "hazardous
           ------------------
substance," "hazardous material," "hazardous waste," "pollutant," "contaminant," "toxic substance" or other similar item in any Environmental Law.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
           -------
1976, as amended, and the rules and regulations promulgated thereunder.

          "Indemnified Party" has the meaning set forth in Section 8.4(a).
           -----------------

          "Indemnifying Party" has the meaning set forth in Section 8.4(a).
           ------------------

          "Independent Accountant" means Arthur Andersen LLP.
           ----------------------

          "Law" means applicable common law and any statute, ordinance, code or
           ---
other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

          "License" means a license, permit, certificate of authority, waiver,
           -------
approval, certificate of public convenience and necessity, registration or other authorization, consent or clearance to construct or operate a facility, including any emissions, discharges or releases therefrom, or to transact an activity or business, to construct a tower or to use an asset or process, in each case issued or granted by a Governmental Authority.

          "License Transfer" has the meaning set forth in Section 3.2(a).
           ----------------

          "Lien" means, with respect to any asset, any mortgage, lien, pledge,
           ----
charge, security interest, right of first refusal or right of others therein, or encumbrance of any nature whatsoever in respect of such asset.

          "Losses" has the meaning set forth in Section 8.2.
           ------

          "Management Agreement" means the Management Agreement between the
           --------------------
Company and TeleCorp Management Corp., dated July 17, 1998, as the same may be amended, modified or supplemented in accordance with the terms thereof.

          "Microwave Clearing Reimbursement Payment" has the meaning set forth
           ----------------------------------------
in Section 2.2(a).

          "MTA" means the unit of division (of which there are fifty-one (51))
           ---
for the United States of America, devised by Rand McNally based upon geography, population and other factors, which units form the basis for the auction by the FCC of a portion of the Licenses for PCS Systems for Major Trading Areas, as defined by the FCC.

          "Network Membership License Agreement" means the Network Membership
           ------------------------------------
License Agreement between the Company and AT&T Corp., dated as of July 17, 1998, as the same may be amended, modified or supplemented in accordance with the terms thereof.

          "New York Courts" has the meaning set forth in Section 10.6.
           ---------------

          "PCS" means Personal Communications Services, which is the term that
           ---
describes the services that may be provided as a result of obtaining the AT&T PCS Sold License under FCC Law.

          "PCS License" has the meaning set forth in the recitals.
           -----------

          "Person" means an individual, corporation, partnership, limited
           ------
liability company, association, joint stock company, Governmental Authority, business trust, unincorporated organization, or other legal entity.

          "Potentially Rejected Sites" has the meaning set forth in Section
           --------------------------
4.11.

          "Preferred Stock" has the meaning set forth in the Securities Purchase
           ---------------
Agreement.

          "Puerto Rico MTA" has the meaning set forth in the recitals.
           ---------------

          "Purchase Price" has the meaning set forth in Section 2.2(a).
           --------------

          "Purchased Assets" means the assets described in Section 2.1.
           ----------------

          "Related Agreement Amendments" means Amendment No. 1 to Network
           ----------------------------
Membership License Agreement, Amendment No. 1 to Stockholders' Agreement and Amendment No. 1 to Intercarrier Roamer Service Agreement, attached hereto as
Schedule III, IV and V, respectively, which amend certain of the Related Agreements to give effect to, among other things, the Purchased Assets acquired by the Company upon the Closing.

          "Related Agreements" means the Management Agreement, Network
           ------------------
Membership License Agreement, Resale Agreement, Roaming Agreement and Stockholders' Agreement.

          "Representatives" has the meaning set forth in Section 4.2(a).
           ---------------

          "Resale Agreement" means the form of Resale Agreement attached as
           ----------------
Exhibit C to the Securities Purchase Agreement, dated as of January 23, 1998, among AT&T PCS, the Company and the other parties named therein, as the same may be amended, modified or supplemented in accordance with the terms thereof.

          "Restated Certificate" means the Amended and Restated Certificate of
           --------------------
Incorporation of the Company, dated as of July 17, 1998, as the same may be amended, modified or supplemented in accordance with the terms thereof.

          "Roaming Agreement" means the Intercarrier Roamer Service Agreement
           -----------------
between the Company and AT&T Wireless Services, Inc., dated as of July 17, 1998, as the same may be amended, modified or supplemented in accordance with the terms thereof.

          "Search Results" has the meaning set forth in Section 4.9.
           --------------

          "Section 8.2 Indemnified Party" has the meaning set forth in Section
           -----------------------------
8.2.

          "Section 8.3 Indemnified Party" has the meaning set forth in Section
           -----------------------------
8.3.

          "Section 1031 Escrow" has the meaning set forth in Section 2.2(b).
          --------------------

          "Section 1031 Exchange" has the meaning set forth in Section 2.2(b).
          ----------------------

          "Securities" means the shares of Series A Preferred Stock, Series D
           ----------
Preferred Stock and Series F Preferred Stock being issued hereunder, together with any shares of Preferred Stock or Common Stock issued upon conversion of or delivered in substitution or exchange of any of the foregoing.

          "Securities Act" means the Securities Act of 1933, as amended.
           --------------

          "Securities Purchase Agreement" means the Puerto Rico Securities
           -----------------------------
Purchase Agreement, dated as of March 30, 1999, among the Company, Puerto Rico Acquisition Corp., the management stockholders named therein and the cash equity investors named therein, as the same may be amended, modified or supplemented in accordance with the terms thereof.

          "Stockholders" has the meaning set forth in the Stockholders
           ------------
Agreement.

          "Stockholders' Agreement" means the Stockholders' Agreement of the
           -----------------------
Company, dated as of July 17, 1998, as the same may be amended, modified or supplemented in accordance with the terms thereof.

          "Subsidiary" shall mean, with respect to any Person, a corporation or
           ----------
other entity of which 50% or more of the voting power or the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

          "1031 Agent" has the meaning set forth in Section 3.2(b).
           ----------

          "Third Party Proposal" has the meaning specified in Section 4.8.
           --------------------

          "Termination Date" has the meaning specified in Section 6.12.
           ----------------

          "Transactions" means the transactions contemplated by this Agreement.
           ------------

     When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. Unless the context otherwise requires, the terms defined hereunder shall have the meanings therein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The use of a gender herein shall be deemed to include the neuter, masculine and feminine genders whenever necessary or appropriate. Whenever the word "herein" or "hereof" is used in this Agreement, it shall be deemed to refer to this Agreement and not to a particular Section of this Agreement unless expressly stated otherwise.

                                  ARTICLE II
            PURCHASE AND SALE OF ASSETS; PAYMENT OF CONSIDERATION;
            -----------------------------------------------------
                       CERTAIN RESTRICTIONS ON TRANSFER
                       --------------------------------

     II.1  Purchase and Sale of Purchased Assets. Upon the terms and subject
           -------------------------------------
to the conditions hereof and in reliance upon the representations, warranties, covenants and agreements herein contained: (a) AT&T PCS shall partition and disaggregate the PCS License to create, as more particularly described on
Schedule 2.1, (i) a License (the "AT&T PCS Sold License") providing in the
                                  ---------------------
aggregate the right to use 20 MHz of authorized frequencies to provide broadband PCS services throughout the entirety of the Puerto Rico MTA, and (ii) a License (the "AT&T PCS Retained License") providing in the aggregate the right to use 10
      -------------------------
MHz of the authorized frequencies under the PCS License to provide broadband PCS services throughout the entirety of the Puerto Rico MTA, and (b) at the Closing, AT&T PCS shall sell, transfer, assign, convey and deliver to the Company (or one or more Designated Purchasers), free and clear of all Liens (other than those arising under any of the obligations being assumed by the Company pursuant to
Section 2.3), and the Company shall purchase, acquire and accept from AT&T PCS, the AT&T PCS Sold License. In addition to the AT&T PCS Sold License, upon the terms and subject to the conditions hereof and in reliance upon the representations, warranties, covenants and agreements herein contained, at the Closing, AT&T PCS shall sell, transfer, assign, convey and deliver to the Company (or one or more Designated Purchasers), free and clear of all Liens (other than Liens securing the Assumed Liabilities), and the Company shall purchase, acquire and accept from AT&T PCS, the following assets of AT&T PCS as the same exist at the Closing Date (together with the AT&T PCS Sold License, the "Purchased Assets"):
 ----------------

          (a) the towers, antennas, transmission lines, air conditioning units and shelters owned by AT&T PCS and utilized solely in connection with the development of a PCS system in the Puerto Rico MTA;

          (b) each of the leases described on Schedule 2.1(b) (collectively, the "Assigned Agreements") entered into by AT&T PCS in connection with the
 -------------------
development of a PCS system in the Puerto Rico MTA;

          (c) all prepaid property taxes, prepaid rent and other prepaid expenses and deposits of AT&T PCS relating to the development of a PCS system in the Puerto Rico MTA; and

           (d) all rights and benefits obtained by AT&T PCS in respect of microwave clearing of the frequencies covered by the AT&T PCS Sold License.

     II.2  Payment of Consideration. (a) Upon the terms and subject to the
           ------------------------
conditions hereof and in reliance upon the representations, warranties, covenants and agreements herein contained, at the Closing, in consideration of the assignment of the Purchased Assets, the Company shall pay to AT&T PCS by wire transfer of immediately available funds the amount of Ninety-Five Million ($95, 000,000) Dollars (subject to adjustment pursuant to Section 2.3(b)) (the "Purchase Price"). In addition to the Purchase Price, on the Closing Date the
 --------------
Company shall pay to AT&T PCS in respect of all rights and benefits obtained by AT&T PCS in connection with microwave clearing of the frequencies covered by the AT&T PCS Sold License, an amount equal to Three Million Two Hundred Thousand ($3,200,000) Dollars (the "Microwave Clearing Reimbursement Payment").
                           ----------------------------------------

           (b) Notwithstanding the provisions of Section 2.2(a), AT&T PCS, may elect, by notice to the Company, to structure the transfer of the Purchased Assets as a deferred like-kind exchange which qualifies under the provisions of
Section 1031 of the Code (a "Section 1031 Exchange"). If AT&T PCS elects to
                             ---------------------
treat the transactions contemplated hereunder as a Section 1031 Exchange, (i) the Company agrees to cooperate with and assist AT&T PCS in any reasonable actions necessary or appropriate to structure the parties' transactions hereunder as a Section 1031 Exchange (including, without limitation, entering into an escrow agreement containing standard escrow instructions normally found in escrow agreements relating to exchanges of property under Section 1031); (ii) all amounts payable to AT&T PCS pursuant to Section 2.2(a) and Section 2.3(b), if any, shall be deposited by the Company with an escrow agent (the "1031
                                                                     ----
Agent") on the Closing Date in an escrow account (the "Section 1031 Escrow")
                                                       -------------------
pending completion or termination of the Section 1031 Exchange, (iii) AT&T PCS may, in its sole discretion, elect to assign its rights under this Agreement to the 1031 Agent on or before the Closing Date, it being understood that any such assignment of AT&T PCS' rights under this Agreement shall not relieve AT&T PCS from any of its obligations under this Agreement, including, any of its obligations under Section 8.2. During the time that any amounts are held in the
Section 1031 Escrow, AT&T PCS shall have no right, title or interest in the amounts so held and shall be expressly prohibited from pledging, borrowing, exercising control over, receiving distributions from, or otherwise obtaining any benefit from the Section 1031 Escrow except as provided herein or in the escrow agreement with the Section 1031 Agent.

     II.3  Assumption of Obligations.
           -------------------------

           (a) On and as of the Closing Date, the Company (or, if applicable, the Company and any Designated Purchasers, jointly and severally) shall assume and agree to discharge and perform, when due, those liabilities and obligations accruing, arising out of or relating to events or occurrences on or after the Closing Date under the Assigned Agreements (collectively, the "Assumed
                                                               -------
Liabilities"). Except for the Assumed Liabilities, neither the Company nor any
-----------
of its Affiliates shall assume or in any way undertake to pay, perform, satisfy or discharge any liabilities and obligations of AT&T PCS, and AT&T PCS agrees to pay and satisfy when due any liabilities and obligations relating to or arising out of the ownership of the Purchased Assets other than the Assumed Liabilities (collectively, the "Excluded Liabilities").
                                                       --------------------

           (b) The Company and AT&T PCS hereby agree that AT&T PCS shall be responsible for all payments and other obligations due and owing pursuant to the Assigned Agreements for all periods prior to January 1, 1999 and the Company shall be responsible for all such payments and obligations due and owing on January 1, 1999 and all periods thereafter. Accordingly, all payments made by AT&T PCS, and all obligations arising, under the Assigned Agreements shall be prorated as of January 1, 1999, and the amounts thereof allocable or attributable to periods ending prior to January 1, 1999 shall be for the account of AT&T PCS and amounts thereof allocable or attributable to periods commencing on and after January 1, 1999 shall be for the account of the Company. A preliminary schedule of all adjustments pursuant to this Section 2.3(b) shall be prepared by AT&T PCS and delivered to the Company promptly after the Closing Date. The Company and its representatives will be provided with supporting documentation used in the preparation thereof by AT&T PCS. The Company shall have a period of five (5) Business Days following the date the Company receives such preliminary schedule to review such preliminary schedule and supporting documentation and provide AT&T PCS with written notice of any objections or corrections thereto that the Company may have. A final schedule of such adjustments (including the disputed adjustments) shall be prepared jointly by the Company and AT&T PCS on or prior to the twentieth (20th) Business Day following the date the Company receives such preliminary schedule. In the absence of mutual agreement regarding such final schedule within such twenty
(20) Business Day period, the parties shall engage the Independent Accountant to determine the amount of the adjustment to be made pursuant to this Section 2.3(b). The determination of the Independent Accountant shall be final, binding and conclusive on the parties hereto, and the fees and expenses of the Independent Accountant shall be borne equally by the parties. A final adjustment to the Cash Purchase Price based upon such final schedule and payment of the net amount thereof to which AT&T PCS or the Company shall be entitled under this
Section 2.3(b) shall be made on the twentieth (20th) Business Day following the date the Company receives such preliminary schedule, or upon the determination of the Independent Accountant, as the case may be. In connection with the final calculation of any such adjustment, each party shall give to the other party and its agents and representatives (including its independent auditors and attorneys) and the Independent Accountant, reasonable access, during normal business hours and upon reasonable notice, to the records, books, contracts and documents reasonably requested by such other party or the Independent Accountant for such purpose, furnish such other party and the Independent Accountant, with all such information as such other party or the Independent Accountant may reasonably request for such purpose and cause its appropriate officers, employees, consultants, agents, accountants and attorneys to cooperate with such attorneys and representatives and the Independent Accountant in connection therewith.

     II.4  Company Reimbursement of AT&T Puerto Rico's Cost of Certain
           ------------------------------------------------------------
Employees. The Company hereby acknowledges that AT&T Puerto Rico, Inc., an
---------
Affiliate of AT&T PCS ("AT&T
                        ----

Puerto Rico"), made certain of its then current employees ("Employees")
-----------                                                 -----------
available to perform services for the Company on the condition that at the Closing the Company reimburse AT&T Puerto Rico in respect of the salary, benefits and other costs incurred by AT&T Puerto Rico in connection with the Employees. At the Closing, the Company shall reimburse and pay to AT&T Puerto Rico $510,174, for costs (including the cost of salaries and benefits provided to the Employees) incurred by AT&T Puerto Rico in connection with the Employees (the "Employee Payment").
      ----------------

     II.5  No Expansion of Third-Party Rights. The assumption by the Company
           ----------------------------------
(or, if applicable, the Company and any Designated Purchasers) of the Assumed Liabilities, and the transfer thereof by AT&T PCS to the Company, shall in no way expand the rights or remedies of any third party against the Company (and, if applicable, such Designated Purchasers) as compared to the rights and remedies that such third party would have had against AT&T PCS had the Company (and, if applicable, such Designated Purchasers) not assumed the Assumed Liabilities. Without limiting the generality of the preceding sentence, the assumption by the Company (and, if applicable, such Designated Purchasers) of the Assumed Liabilities shall not create any third-party beneficiary rights.

     II.6  Payment of Certain Expenses. At the Closing, the Company agrees,
           ---------------------------
to pay, and save AT&T PCS harmless against, the reasonable fees and disbursements of AT&T PCS's counsel in connection with (i) the preparation, negotiation, execution and delivery of this Agreement, the instruments and documents executed pursuant hereto or in connection herewith, and (ii) the consummation of the Transactions, including, without limitation, all legal fees and related expenses incurred in connection with the preparation and filing of applications on Form 490 with the FCC necessary to effect the License.

     II.7  Allocation of Purchase Price. On or prior to the Closing Date, the
           ----------------------------
Company and AT&T PCS shall mutually agree upon the allocation of the Purchase Price among the Purchased Assets. The parties agree that such allocation shall be made based upon the relative fair market values of the Purchased Assets as of the Closing Date. In the absence of mutual agreement within such period, the parties shall submit promptly the determination of such allocation to the Independent Accountant who will be engaged by the parties to allocate the Purchase Price among the Purchased Assets based upon their relative fair market values as of the Closing Date. The determination of the Independent Accountant shall be final, binding and conclusive on the parties hereto, and the fees and expenses of the Independent Accountant shall be borne equally by the parties. The Company and AT&T PCS agree to file all tax returns and reports, including Internal Revenue Service Form 8594, in accordance with such allocation and not to take any position inconsistent therewith unless required to do so pursuant to a "determination" as such term is defined in Section 1313 of the Code.

                                  ARTICLE III
                                    CLOSING
                                    -------

     III.1  Time and Place of Closing. Upon the terms and subject to the
            -------------------------
conditions hereof, the closing of the Transactions (the "Closing") shall take
                                                         -------
place at the offices of Friedman Kaplan & Seiler LLP, 875 Third Avenue, New York, New York, at 10:00 a.m. local time on the twelfth Business Day following the date of receipt of the last Consent required by subsections (a) through (c) of Section 7.1, or at such other place and/or time and/or on such other date as the parties may agree or as may be necessary to permit the fulfillment or waiver of the conditions set forth in Article VII (the "Closing Date"). The Closing
                                                 ------------
shall be deemed to have occurred as of 12:01 a.m. on the Closing Date.

     III.2  Closing Actions and Deliveries. Upon the terms and subject to the
            ------------------------------
satisfaction or waiver by the appropriate party, if applicable, of the conditions set forth in Article VII, to effect the purchase and sale of the Purchased Assets and the payment of the Purchase Price in consideration therefor, the parties shall on the Closing Date take the following actions:

           (a) Assignment of License. AT&T PCS shall execute and deliver to the
               ---------------------
Company one or more instruments of assignment, substantially in the form of
Schedule 3.2(a), sufficient to assign to the Company (or any Designated Purchasers) the AT&T PCS Sold License (such assignment being herein referred to as the "License Transfer").
        ----------------

           (b) Assignment of Purchased Assets. AT&T PCS shall execute and
               ------------------------------
deliver to the Company one or more bills of sale or instruments of assignment, substantially in the form of Schedule 3.2(b), sufficient to assign to the Company (or any Designated Purchasers) the Purchased Assets.

           (c) Delivery of Cash Purchase Price. The Company shall deliver to
               -------------------------------
AT&T PCS or the 1031 Agent, as the case may be, the Cash Purchase Price and the Microwave Clearing Reimbursement Payment by wire transfer of immediately available funds to a bank account specified by AT&T PCS.

           (d) Delivery of Payments In Respect of Employee Payment. The Company
               ---------------------------------------------------
shall deliver to AT&T Puerto Rico the Employee Payment in accordance with
Section 2.4 by wire transfer of immediately available funds.

           (e) Assumption of Obligations. The Company shall execute and deliver
               -------------------------
to AT&T PCS an instrument of assumption, substantially in the form of Schedule 3.2(e), in respect of the obligations to be assumed by the Company pursuant to
Section 2.3.

           (f) Other Deliveries.
               ----------------

               (i) AT&T PCS shall execute and deliver or cause to be executed and delivered to the Company the following additional documents:

                    (A) original or copies of all Assigned Agreements to the extent not previously provided to the Company;

                    (B) the opinion of counsel to AT&T PCS, reasonably satisfactory to the Company, dated the Closing Date, addressed to the Company (and its lenders, if applicable) and substantially in the form of Schedule 3.2(f)(i)(B);

                    (C) the opinion of Young & Jatlow, dated the Closing Date, addressed to the Company (and its lenders, if applicable) and substantially in the form of Schedule 3.2(f)(i)(C);

                    (D) a certificate of an officer of AT&T PCS, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 7.2(a) and 7.2(b) and that all of the conditions precedent to the obligations of AT&T PCS hereunder have been waived by AT&T PCS or satisfied;

                    (E) a certificate of an officer of AT&T PCS, dated the Closing Date, certifying as to (I) the resolutions adopted by AT&T PCS duly authorizing the execution, delivery and performance of this Agreement by AT&T PCS and the execution and delivery by AT&T PCS of all instruments and documents contemplated hereby and (II) the signatures of the Persons who have been authorized to execute and deliver this Agreement on behalf of AT&T PCS and any other agreement executed or to be executed in connection herewith;

                    (F) a good standing certificate of AT&T PCS from the Secretary of State of Delaware, dated no earlier than 30 days prior to the Closing;

                    (G) all Consents set forth on Schedule 5.2;

                    (H) the Search Results, as set forth in Section 4.9, together with all releases and satisfaction pieces required to release the Liens on the Purchased Assets shown in the Search Results (other than Liens securing the Assumed Liabilities);

                    (I) the Related Agreement Amendments executed by AT&T PCS or its Affiliate, as applicable; and

                    (J) all such other documents and instruments as the Company or its counsel may reasonably request in order to consummate the Transactions.

               (ii) The Company shall execute and deliver or cause to be executed and delivered to AT&T PCS the following additional documents:

                    (A) the opinion of McDermott, Will & Emery, dated the Closing Date, addressed to AT&T PCS and substantially in the form of Schedule 3.2(f)(ii)(A);

                    (B) a certificate of an officer of the Company, dated the Closing Date, certifying as to the fulfillment of the conditions set forth in Sections 7.3(a) and 7.3(b) and that all of the conditions precedent to the obligations of the Company hereunder have been waived by the Company or satisfied;

                    (C) a certificate of an officer of the Company, dated the Closing Date, certifying as to (I) the resolutions adopted by the Company duly authorizing the execution, delivery and performance of this Agreement by the Company and the execution and delivery by the Company of all instruments and documents contemplated hereby and (II) the signatures of the Persons who have been authorized to execute and deliver this Agreement on behalf of the Company and any other agreement executed or to be executed in connection herewith;

                    (D) good standing certificate of the Company from the Secretary of State of Delaware, dated no earlier than 30 days prior to the Closing;

                    (E) the Related Agreement Amendments executed by the parties thereto (other than AT&T PCS); and

                    (F) all such other documents and instruments as AT&T PCS or its counsel may reasonably request in order to consummate the Transactions.

     III.3  Closing Costs; Taxes and Fees. The Company shall pay or cause to
            -----------------------------
be paid at the Closing or, if due prior to the Closing or thereafter, promptly when due: (i) all transfer taxes (including sales taxes, gross receipts taxes, stamp taxes, and other taxes) payable solely as a result of a transfer of assets pursuant to this Agreement, but excluding any federal, state, local or other jurisdictional income taxes (or franchise, excise, gross receipts or other taxes that are generally imposed on a party on a periodic basis as a result of a party's status, presence, conduct of business, holding of assets, income, revenues, activities or other items); and (ii) one fee under the HSR Act relating to the Transactions hereunder. AT&T PCS shall pay or cause to be paid at the Closing, or if due prior to the closing or thereafter, promptly when due, any additional fee under the HSR Act that may be required to consummate the Transactions.

     III.4  Acquisition Corp. Stockholder Transaction. Simultaneously with
            -----------------------------------------
the Closing, in accordance with the terms and conditions of the Securities Purchase Agreement, each stockholder of Acquisition Corp. shall sell, transfer and assign its shares of Acquisition Corp. to TeleCorp Communications, Inc., a wholly-owned Subsidiary of the Company, in consideration for shares of Capital Stock (as such term is defined in the Securities Purchase Agreement) of the Company as set forth in the Securities Purchase Agreement.

                                  ARTICLE IV
                                   COVENANTS
                                   ---------

     IV.1 Consummation of Transactions. Each party shall use all commercially
          ----------------------------
reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable and consistent with applicable law to carry out all of their respective obligations under this Agreement to consummate the Transactions, which efforts shall include the following:

          (a) The parties shall use all commercially reasonable efforts to cause the Closing to occur and the Transactions to be consummated in accordance with the terms hereof, and, without limiting the generality of the foregoing, to obtain, subject to Section 4.4(f), all necessary Consents including the approval of this Agreement and the Transactions by all Governmental Authorities and agencies and third parties, including the FCC, and to make all filings with and to give all notices to third parties which may be necessary or reasonably required in order for the parties to consummate the Transactions; it being understood and agreed that AT&T PCS shall not be obligated to obtain, or seek to obtain, the Consents of any third parties to the assignment of the Assigned Agreements set forth on Schedule 5.2.

          (b) Each party shall furnish to the other party all information concerning such party and its Affiliates reasonably required for inclusion in any application or filing to be made by AT&T PCS or the Company or any other party in connection with the Transactions or otherwise to comply with applicable FCC Law.

          (c) Upon the request of the other party, each party shall forthwith execute and deliver, or cause to be executed and delivered, such further instruments of assignment, transfer, conveyance, endorsement, direction or authorization and other documents as may reasonably be requested by such party in order to effectuate the purposes of this Agreement.

          (d) Each party covenants and agrees from and after the execution and delivery of this Agreement to and including the Closing Date as follows:

               (i) It is understood that the Closing is subject to prior approval of the FCC and may be subject to the prior approval of one or more state regulatory commissions. The parties shall use their best efforts to file with the FCC and any relevant state agency or agencies, as soon as practicable following the date hereof and in no event later than ten (10) Business Days from the date hereof, a joint application requesting the approval of the transfer of the Purchased Assets to the Company, or its designee. Each of the parties hereto shall diligently take or cooperate in the taking of all steps which are necessary or appropriate to expedite the prosecution and favorable consideration of such applications. The parties covenant and agree to undertake all actions reasonably requested by the FCC or other regulatory authority and to file such material as shall be necessary or required to obtain any necessary waivers or other authority from the FCC or such state agency or agencies in connection with the foregoing applications.

               (ii) Within five (5) Business Days of the date of execution hereof, the parties shall file, or cause to be filed, with the Federal Trade Commission and the Antitrust Division of the Department of Justice any and all reports or notifications which are required to be filed under the HSR Act or other Law.

     IV.2 Confidentiality.
          ---------------

          (a) Each party shall, and shall cause each of its Affiliates, and its and their respective shareholders, members, managers, directors, officers, employees and agents (collectively, "Representatives") to, keep secret and
                                     ---------------
retain in strictest confidence any and all Confidential Information relating to any other party that it receives in connection with the negotiation or performance of this Agreement, and shall not disclose such Confidential Information, and shall cause its Representatives not to disclose such Confidential Information, to anyone except the receiving party's Affiliates and Representatives and any other Person that agrees in writing to keep in confidence all Confidential Information in accordance with the terms of this
Section 4.2. Until the Closing, each party agrees to use Confidential Information received from another party only to pursue such Transactions, but not for any other purpose. All tangible embodiments of Confidential Information furnished pursuant to this Agreement shall be returned promptly to the party to whom it belongs upon request by such party.

          (b) The obligations set forth in Section 4.2(a) shall be inoperative with respect to Confidential Information that (i) is or becomes generally available to the public other than as a result of disclosure by the receiving party or its Representatives, (ii) was available to the receiving party on a non-confidential basis prior to its disclosure to the receiving party, or (iii) becomes available to the receiving party on a non-confidential basis from a source other than the providing party or its agents, provided, that such source is not known by the receiving party to be bound by a confidentiality agreement with the providing party or the providing party's agents. In addition, from and after the Closing the obligations set forth in Section 4.2(a) shall not apply to the Company with respect to Confidential Information relating to the Purchased Assets.

          (c) To the fullest extent permitted by law, if a party or any of its Affiliates or Representatives breaches, or threatens to commit a breach of, this
Section 4.2, the party whose Confidential Information shall be disclosed, or threatened to be disclosed, shall have the right and remedy to have this Section
4.2 specifically enforced by any court having jurisdiction, it being acknowledged and agreed that money damages will not provide an adequate remedy to such party. Nothing in this Section 4.2 shall be construed to limit the right of any party to collect money damages in the event of breach of this
Section 4.2.

          (d) Anything else in this Agreement notwithstanding, each party shall have the right to disclose any information, including Confidential Information of the other party or such other party's Affiliates: (i) to its Affiliates or Representatives; (ii) in any filing with any regulatory agency, court, or other authority or any disclosure to a trust of public debt of a party to the extent that the disclosing party determines in good faith that it is required by law, regulation or the terms of such debt to do so; provided, that any such disclosure shall be as limited in scope as possible and shall be made only after giving the other party as much notice as practicable of such required disclosure and an opportunity to contest such disclosure if possible; (iii) as required by its existing or potential lending sources (such lending sources to acknowledge that any such Confidential Information disclosed to them is subject to the provisions hereof); (iv) as required to enforce its rights under this Agreement; or (v) as required to obtain the Consents specified in Sections 7.1(a) through
(c).

     IV.3 Covenants of AT&T PCS. From and after the execution and delivery of
          ---------------------
this Agreement to and including the Closing Date, AT&T PCS shall:

          (a) Comply with all applicable Laws relating to the PCS License and the Purchased Assets or their use except to the extent that such failure to comply would not have an AT&T PCS Material Adverse Effect or a material adverse effect on the Transactions;

          (b) Use its reasonable best efforts to maintain the PCS License in full force and effect;

          (c) Without the Company's prior written consent, such consent not to be unreasonably withheld, delayed or conditioned, not (i) sell, transfer, assign or dispose of, or offer to, or enter into any agreement, arrangement or understanding to, sell, transfer, assign or dispose of any of the Purchased Assets or any interest therein, or negotiate therefor, or (ii) create, incur or suffer to exist any Lien of any nature whatsoever relating to any of the Purchased Assets or any interest therein (other than Liens securing the Assumed Liabilities or Liens which will be terminated and released prior to Closing);

          (d) Deliver to the Company copies of all environmental assessment reports, if any, it has in its possession covering any real property that is leased pursuant to an Assigned Agreement;

          (e) Give written notice to the Company promptly upon the commencement of, or upon obtaining knowledge of any facts that would give rise to a threat of, any claim, action or proceeding commenced against or relating to (other than proceedings affecting the PCS or wireless communications services industry generally) the Purchased Assets or their use, and which would reasonably be expected to have an AT&T PCS Material Adverse Effect or a material adverse effect on the Transactions;

          (f) Promptly after obtaining knowledge of the occurrence of, or the impending or threatened occurrence of, any event which would cause or constitute a material breach of any of its warranties, representations, covenants or agreements contained in this Agreement, or which would reasonably be expected to have an AT&T PCS Material Adverse Effect or a material adverse effect on the Transactions, give notice in writing of such event or occurrence or impending or threatened event or occurrence (provided, that such disclosure shall not be deemed to cure any violation or breach of any such representation, warranty, covenant, agreement or provision), to the Company and use commercially reasonable efforts to prevent or to promptly remedy such breach;

          (g) Cause the Company to be advised promptly in writing of (i) any event, condition or state of facts known to it, which has had or would reasonably be expected to have an AT&T PCS Material Adverse Effect or a material adverse effect on the Transactions, or materially adversely affect the Purchased Assets (taken as a whole) or their use (other than proceedings affecting the PCS or wireless communications services industry generally), (ii) any claim, action or proceeding which seeks to enjoin the consummation of the Transactions, and
(iii) any event, occurrence, transaction or other item that would have been required to have been disclosed on any Exhibit or Schedule delivered hereunder, had such event, occurrence, transaction or item existed on the date hereof;

          (h) Use commercially reasonable efforts to preserve its relationships with all parties to the Assigned Agreements and to perform in all material respects all of its payment obligations under the Assigned Agreements according to the terms and conditions thereof; and

          (i) Not fail to pay when due any liability or obligations that, if unpaid, would become a Lien upon any of the Purchased Assets.

     IV.4 Covenants of the Company.  From and after the execution and
          ------------------------
delivery of this Agreement to and including the Closing Date, the Company shall:

          (a) Comply with all applicable Laws, including all such Laws relating to the PCS License and the Purchased Assets or their use except to the extent that such failure to comply would not have a Company Material Adverse Effect or a material adverse effect on the Transactions;

          (b) Comply with the terms of the Stockholders' Agreement;

          (c) Give written notice to AT&T PCS promptly upon the commencement of, or upon obtaining knowledge of any facts that would give rise to a threat of, any claim, action or proceeding commenced against or relating to (other than proceedings affecting the PCS or wireless communications services industry generally) it, its properties or assets, and which would reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on the Transactions;

          (d) Promptly after obtaining knowledge of the occurrence of, or the impending or threatened occurrence of, any event which would cause or constitute a material breach of any of its warranties, representations, covenants or agreements contained in this Agreement or which would reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on the Transactions, give notice in writing of such event or occurrence or impending or threatened event or occurrence (provided, that such disclosure shall not be deemed to cure any violation or breach of any such representation, warranty, covenant, agreement or provision), to AT&T PCS and use commercially reasonable efforts to prevent or to promptly remedy such breach;

          (e) Cause AT&T PCS to be advised promptly in writing of (i) any event, condition or state of facts known to it, which has had or would reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on the Transactions (other than proceedings affecting the PCS or wireless communications services industry generally) and (ii) any claim, action or proceeding which seeks to enjoin the consummation of the Transactions; and

          (f) Be responsible for obtaining, and shall use its commercially reasonable best efforts (which shall not include an obligation on the part of the Company to expend any material cash amount) to obtain, the Consents of any third parties to the assignment of the Assigned Agreements set forth on Schedule 5.2.

     IV.5 Employees.  Without limiting any rights of AT&T PCS pursuant to
          ---------
Section 2.4, all expenses covered under any medical, dental, vision, prescription drug, disability, travel accident, accidental death and dismemberment, and life insurance plans of the Company and which are incurred by Employees and their dependents after the Termination Date, including any expenses attributable to facts or conditions existing on or before the Termination Date, are the responsibility of the Company and shall be paid directly by the Company or its insurance carrier to such Employees and dependents. The Company shall be responsible for any medical, dental or life insurance coverage under the terms of the Company's plans (if any) due to any Continuing Employees and their dependents who retire after the Termination Date. The Company shall fulfill the obligations under continuation coverage rules of the Consolidation Omnibus Budget Reconciliation Act (COBRA) with respect to a "qualifying event" within the meaning of Section 4980B(f) of the Code or Section 603 of the Employee Retirement Income Security Act of 1974, as amended, occurring after the Termination Date with respect to any Employees and their dependents. All short-term, long-term and extended disability benefits under the terms of the Company's plans (if any) payable to Employees and their dependents who become disabled after the Termination Date shall be the responsibility of the Company and shall be paid directly by the Company or its insurance carrier to such Employees and their dependents.

     IV.6 Assignment of Assigned Agreements and AT&T PCS Sold License. To the
          -----------------------------------------------------------
extent that any of the Assigned Agreements being assigned pursuant hereto is not assignable without the consent of another Person and such Consent has not been obtained by the Company as contemplated by Section 4.4(f) on or prior to the Closing Date, this Agreement shall not constitute an assignment or attempted assignment of such Assigned Agreement if such assignment or attempted assignment would constitute a breach thereof. AT&T PCS agrees, at the request of the Company, to assist the Company in obtaining (i) the Consent of such other Person to an assignment of an Assigned Agreement in all cases in which such Consent is required or (ii) novation agreements to Assigned Agreements not so assignable. If such Consent or novation is not obtained, AT&T PCS agrees to cooperate with the Company to provide for the Company, to the extent permitted under the terms of such Assigned Agreement, the benefits under such Assigned Agreement, including enforcement of any and all rights of AT&T PCS against the other Person that is a party thereto arising out of the cancellation by such other Person or otherwise.

     IV.7  FCC Construction Requirement. The Company and AT&T PCS hereby agree
           ----------------------------
that the Company shall assume and be obligated to satisfy the construction requirements set forth in 47 C.F.R. 24.203 with respect to the AT&T PCS Retained License and the AT&T PCS Sold License.

     IV.8  Non-Solicitation.
           ----------------

           (a) From the date hereof until the Closing Date, AT&T PCS (and any of AT&T PCS's officers, directors, partners, employees, representatives or agents) will not solicit, initiate, encourage or participate in negotiations in any manner with respect to, or furnish or cause or permit to be furnished any information to any Person (other than to the Company or the Company's representatives) in connection with, any inquiry or offer for any purchase or sale of any of the Purchased Assets (collectively, a "Third-Party Proposal").
                                                      --------------------
During such period, AT&T PCS shall promptly inform the Company of the occurrence of a Third-Party Proposal and the terms thereof (including the identity of the prospective soliciting party).

           (b) If AT&T PCS (or any of AT&T PCS's officers, directors, partners, employees, representatives or agents) breaches or threatens to commit a breach of any of the provisions of this section, the Company shall have the right (in addition to any other rights and remedies available to the Company at law or in equity) to equitable relief (including injunctions) against such breach or threatened breach, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable harm to the Company and that money damages would not be an adequate remedy to the Company. AT&T PCS agrees that it will not seek, and hereby waives any requirement for, the securing or posting of a bond or proving actual damages in connection with the Company's seeking or obtaining such relief.

     IV.9  Lien Searches.  AT&T PCS shall deliver to the Company chattel
           -------------
mortgage search reports issued by all applicable jurisdictions with respect to the Purchased Assets (the "Search Results") dated no earlier than seventy (70)
                           --------------
days prior to the Closing Date. If the Search Results reveal that any Liens on the Purchased Assets exist, AT&T PCS shall use commercially reasonable efforts to have such Liens removed as of the Closing.

     IV.10  Environmental Due Diligence.  The Company shall have conducted an
            ---------------------------
environmental due diligence investigation of the Purchased Assets, the results of which investigation shall be reasonably satisfactory to the Company, it being understood that such investigation shall include: (i) reviewing all Phase I environmental assessments prepared prior to the date hereof on behalf of AT&T PCS for the parcels of real property subject to leases included in the Assigned Agreements; and (ii) conducting and reviewing Phase I environmental assessments for parcels of real property subject to leases included in the Assigned Agreements for which such assessments have not been performed prior to the date hereof. In the event the Company is not reasonably satisfied with the results of its environmental due diligence investigation with respect to any such parcel, the Company shall provide AT&T PCS with written notice of such dissatisfaction no later than 30 days after the date hereof, which written notice shall set forth in reasonable detail the parcels as to which the Company is not reasonably satisfied and the reasons therefor (the "Potentially Rejected
                                                           --------------------
Sites").  In the event there are five (5) or fewer Potentially Rejected Sites,
-----
the Closing shall take place in accordance with the terms hereof with no reduction in the Purchase Price, and (i) with respect to each Potentially Registered Site the Company shall have the right at the Company's sole cost and expense to deinstall and remove all Purchased Assets located at any Potentially Rejected Site and (ii) any Assigned Agreements relating to a Potentially Rejected Site as to which such right shall be exercised shall be excluded from the Purchased Assets and shall not be assigned to the Company pursuant to
Section 2.1(b) and the liabilities arising thereunder shall not be Assumed Liabilities pursuant to Section 2.3(a). The Company shall exercise such right by written notice thereof given at least ten (10) Business Days prior to the Closing Date. In the event there are more than five (5) Potentially Rejected Sites, the Company may elect by written notice provided to AT&T PCS no later than 30 days after the date hereof to terminate this Agreement in accordance with Article IX; provided, however, that such 30 day period may be extended by
                 --------  -------
the Company, by written notice given to AT&T PCS, for such period not to exceed 30 days, as shall be necessary to investigate any potential environmental liability relating to any Potentially Rejected Site. In the event that the Company elects to deinstall and remove any Purchased Assets located at any Potentially Rejected Site in accordance with this Section 4.10, and this Agreement shall thereafter be terminated without the Closing having occurred, the Company shall at its sole cost and expense reinstall and restore all Purchased Assets to their prior locations. Notwithstanding anything to the contrary contained herein, AT&T PCS shall not be deemed to be in breach of any representation or warranty contained in this Agreement, or have any indemnification obligation relating thereto, in respect of any matter of which the Company acquires knowledge during the course of its environmental due diligence investigation of the Purchased Assets. As used in this Section 4.10, the term "knowledge" refers to actual and not constructive knowledge of the Company.


                                   ARTICLE V
                  REPRESENTATIONS AND WARRANTIES OF AT&T PCS
                  ------------------------------------------

          AT&T PCS represents and warrants to the Company as follows:

     V.1  Organization, Power and Authority.
          ---------------------------------

          (a) It is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has the requisite power and authority to own, lease and operate the Purchased Assets and to carry on its business as now being conducted.

          (b) It has the requisite power and authority to execute, deliver and perform this Agreement and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder and thereunder to which it is or will be a party.

          (c) It is duly qualified to do business in each jurisdiction where the Purchased Assets are used or the nature of its activities makes such qualification necessary other than any such jurisdiction in which the failure to be so qualified would not have an AT&T PCS Material Adverse Effect or a material adverse effect on the Transactions.

          (d) The execution and delivery of this Agreement by it and the consummation of the Transactions by it have been duly and validly authorized by its Board of Directors and no other proceedings on its part which have not been taken (including approval of its stockholders) are necessary to authorize this Agreement or to consummate the Transactions.

          (e) This Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting or relating to enforcement of creditors' rights generally or may be subject to general principles of equity.

     V.2  Consents; No Conflicts.  Neither the execution, delivery and
          ----------------------
performance by it of this Agreement nor the consummation of the Transactions will (a) conflict with, or result in a breach or violation of, any provision of its organizational documents; (b) subject to obtaining Consents set forth on
Schedule 5.2, constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien on any of the Purchased Assets, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law or the PCS License or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets or (c) require any Consent, other than those set forth on Schedule 5.2, except where such breach, violation, default, Lien or right would not have an AT&T PCS Material Adverse Effect or a material adverse effect on the Transactions. To its knowledge, there is no fact relating to it or its Affiliates that would be reasonably expected to prevent it from consummating the Transactions or disqualify the Company from obtaining the Consents (including the Consent of the FCC) required in order to consummate the License Transfer as provided for in this Agreement. Notwithstanding anything to the contrary contained herein, AT&T PCS makes no representation or warranty as to any Consents that may be required pursuant to the terms of the Assigned Agreements and has relied solely upon the advice of the Company in connection with the preparation of the portion of Schedule 5.2 relating to any such Consents required pursuant to the terms of the Assigned Agreements.

     V.3  Litigation.  There is no action, proceeding or investigation pending
          ----------
or, to its knowledge, threatened against it or any of its properties or assets that would be reasonably expected to have a material adverse effect on its ability to consummate the Transactions or to fulfill its obligations under this Agreement, or which seeks to prevent or challenge the Transactions.

     V.4  FCC Compliance.  To its knowledge, it is in compliance with all
          --------------
eligibility rules issued by the FCC to hold broadband PCS Licenses, including FCC rules on foreign ownership and the CMRS spectrum cap.

     V.5  Brokers.  It has not employed any broker, finder or investment
          -------
banker and has not incurred and will not incur any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions.

     V.6  Stockholders' Agreement.  From and after July 17, 1998, through and
          -----------------------
including the date hereof, AT&T PCS has performed all covenants and agreements required to be performed by it pursuant to the Stockholders' Agreement.

     V.7  License.  It is the authorized legal holder, free and clear of any
          -------
Liens, of the PCS License, evidence of which is attached to Schedule I. The PCS License is, and on the Closing Date the AT&T PCS Sold License will be, valid and in full force and effect. Except for proceedings affecting the PCS or wireless communications services industry generally, there is not pending, nor to the knowledge of AT&T PCS, threatened against AT&T PCS or against the PCS License, any application, action, petition, objection or other pleading, or any proceeding with the FCC which questions or contests the validity of, or seeks the revocation, nonrenewal or suspension of, the PCS License, which seeks the imposition of any modification or amendment with respect thereto, or which adversely affects the ability of the Company to employ the AT&T PCS Sold License in its business after the Closing Date. The PCS License is not subject to any conditions other than those appearing on the face of the PCS License itself and those imposed by FCC Law.

     V.8  Title to Purchased Assets.  AT&T PCS has good and marketable title
          -------------------------
to, or a valid and enforceable leasehold interest in, all of the Purchased Assets (other than the AT&T PCS Sold License), free and clear of all Liens except for Liens for taxes, assessments, governmental charges or levies which are not due and delinquent or which hereafter can be paid without penalty, and except for warehousemen's, mechanics', carriers', landlords', repairmen's, or other similar Liens arising in the ordinary course of business (none of which, either singly or in the aggregate, would create an AT&T Material Adverse Effect or a material adverse effect on the Transactions).

     V.9  Assigned Agreements.
          -------------------

           (a) AT&T PCS has made all payments required to be paid by it under all Assigned Agreements through and including the date hereof. AT&T PCS has complied in all material respects with all of its obligations under the Assigned Agreements in connection with the construction by AT&T PCS of the cell sites identified on Schedule 2.1(b).

           (b) Each of the Assigned Agreements has been lawfully entered into and is or will be valid and in full force and effect and is or will be enforceable in accordance with its terms for the period stated in such Assigned Agreement. As of the date hereof, AT&T PCS has not received written notice from any party to any Assigned Agreement threatening cancellation of, or asserting the existence of, any outstanding disputes or material defaults under, any Assigned Agreement. AT&T PCS will not modify, amend or waive any provisions of any Assigned Agreement in a manner that would materially adversely affect the Purchased Assets or terminate any Assigned Agreement prior to the Closing other than in the ordinary course of business and with the prior written consent of the Company, which consent will not be unreasonably withheld.

     V.10  Environmental Matters.  There has been no manufacture, refining,
           ---------------------
storage, disposal or treatment of Hazardous Substances by AT&T PCS, or to AT&T PCS' knowledge, by any of its predecessors, at or from any real property that is leased pursuant to an Assigned Agreement, in violation of any Environmental Laws or which would require remedial action under any Environmental Law. During its occupancy of such real property, AT&T PCS has not received with respect to any such real property any (i) notice of any such violation with respect to any Hazardous Substance at or on any of such real property, (ii) notice from any governmental agency that it, or any present or former owner, lessee or operator of such real property is a potentially responsible party for cleanup liability with respect to the emission, discharge or release of any Hazardous Substance or for any other matter arising under the Environmental Laws or in any litigation, administrative proceeding, finding, order, citation, notice, investigation or complaint under any Environmental Law, or (iii) notice of violation, citation, complaint, request for information, order, directive, compliance schedule, notice of claim, proceeding or litigation from any party concerning the compliance of AT&T PCS with any Environmental Law. As used in this Section 5.10, the term "knowledge" refers to actual and not constructive knowledge and is not intended to impose upon AT&T PCS any duty to investigate the condition of any real property.

     V.11  Compliance With Laws.  With respect to the Purchased Assets, AT&T
           --------------------
PCS is in, and has operated in, compliance with all applicable Laws, including all FCC Laws, Environmental Laws and Laws relating to taxes, except for noncompliance that, individually or in the aggregate, has not and would not reasonably be expected to have an AT&T PCS Material Adverse Effect. AT&T PCS has not received notice to the effect that, or otherwise been advised that, it is not in compliance with any Laws with respect to the System or the Purchased Assets, and AT&T PCS has not taken any action or failed to take any action that is a violation of any such Laws with respect to the System or the Purchased Assets, except for actions or failures to take action that, individually or in the aggregate, have not and would not reasonably be expected to have an AT&T PCS Material Adverse Effect or a material adverse effect on the Transactions.

     V.12  Employees; Employee Benefits
           ----------------------------

           (a) AT&T Puerto Rico and each of its Affiliates is in material compliance with all United States and Puerto Rico laws and regulations with respect to employment, employment practices, or the terms and conditions of employment, wages and hours for the Employees through the Termination Date.

           (b) Each Employee Plan and Benefit Arrangement has been maintained in all material respects in compliance with its terms and with the requirements prescribed by and all applicable statutes, orders, rules and regulations under United States and Puerto Rico law, including but not limited to ERISA and the Code, through the Termination Date.


                                  ARTICLE VI
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                 ---------------------------------------------


           The Company represents and warrants to AT&T PCS as follows:

     VI.1  Organization, Power and Authority.
           ---------------------------------

           (a) Each of the Company and each of its Subsidiaries that is a corporation is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted and as proposed to be conducted. Each of its Subsidiaries that is a limited liability company or a limited partnership is a limited liability company or a limited partnership, as the case may be, duly formed, validly existing and in good standing under the laws of the jurisdiction of formation and has the requisite limited liability company or limited partnership, as the case may be, power and authority to own, lease and conduct its properties and to carry on the business as new being conducted and as proposed to be conducted.

           (b) It has the requisite power and authority to execute, deliver and perform this Agreement, and each other instrument, document, certificate and agreement required or contemplated to be executed, delivered and performed by it hereunder and thereunder to which it is or will be a party.

           (c) Each of the Company and each of its Subsidiaries is duly qualified to do business in each jurisdiction where the character of its properties owned or held under lease or the nature of its activities makes such qualification necessary other than any such jurisdiction in which the failure to be so qualified would not have a Company Material Adverse Effect or a material adverse effect on the Transactions.

           (d) The execution and delivery of this Agreement by the Company and the consummation of the Transactions by it have been duly and validly authorized by its Board of Directors and no other proceedings on its part which have not been taken (including approval of its shareholders) are necessary to authorize this Agreement or to consummate the Transactions.

           (e) This Agreement has been duly executed and delivered by the Company and constitutes its valid and binding obligation, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting or relating to enforcement of creditors' rights generally or may be subject to general principles of equity.

           (f) As of the Closing, after giving effect to the Transactions, the Company is not in breach of any obligation under this Agreement or the Stockholders' Agreement.

     VI.2  Consents; No Conflicts.  Neither the execution, delivery and
           ----------------------
performance by the Company of this Agreement nor the consummation of the Transactions will (a) conflict with, or result in a breach or violation of, any provision of its organizational documents; (b) subject to obtaining the Consents set forth on Schedule 6.2, constitute, with or without the giving of notice or passage of time or both, a breach, violation or default, create a Lien on its assets, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, under (i) any Law or License, or (ii) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (c) require any Consent other than those set forth on Schedule 6.2, or the approval of the Company's Board of Directors or its stockholders (which approvals have been obtained), except where such breach, violation, default, Lien or right would not have a Company Material Adverse Effect or a material adverse effect on the Transactions. To its knowledge, there is no fact relating to it or its Affiliates that would be reasonably expected to prevent it from consummating the Transactions or performing its obligations under this Agreement or disqualify the Company from obtaining the Consents (including the Consent of the FCC) required in order to consummate the License Transfer as provided for in this Agreement.

     VI.3  Litigation.  There is no action, proceeding or investigation
           ----------
pending or, to the Company's knowledge, threatened against it or any of its properties or assets that would have a material adverse effect on its ability to consummate the Transactions or to fulfill its obligations under this Agreement, or to operate its business after the Closing Date, or which seeks to prevent or challenge the Transactions. There is no judgment, decree, injunction, rule or order outstanding against the Company which would limit in any material respect its ability to operate its business in the manner currently contemplated.

     VI.4  FCC Compliance.  It complies, and after giving effect to the
           --------------
consummation of the Transactions will comply, with all eligibility rules issued by the FCC to hold broadband PCS Licenses, including FCC rules on foreign ownership and the CMRS spectrum cap.

     VI.5  Brokers.  The Company has not employed any broker, finder or
           -------
investment banker and has not incurred and will not incur any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions, except for Chase Securities Inc., whose fee of Two Million ($2,000,000) Dollars will be paid by the Company at the Closing.

     VI.6  Stockholders' Agreement.  From and after July 17, 1998, through
           -----------------------
and including the date hereof, the Stockholders' Agreement has been in full force and effect and the Company has performed all covenants and agreements required to be performed by it pursuant to the Stockholders' Agreement.

     VI.7  No Additional Representations.  The Company is not relying on and
           -----------------------------
acknowledges that no representation or warranty is being made by AT&T PCS or any of its officers, employees, Affiliates, agents or representatives, except for representations and warranties expressly set forth in this Agreement and, in particular, it is not relying on, and acknowledges that no representation or warranty is being made in respect of, (i) any projections, estimates or budgets delivered to or made available to them of future revenues, expenses or expenditures, or future results of operations of the Purchased Assets and (ii) any other information or documents delivered or made available to it or its representatives, except for representations and warranties expressly set forth in this Agreement (including the Schedules attached hereto).

     VI.8  Compliance With Laws.  The Company is in, and has operated in,
           --------------------
compliance with all applicable Laws, except for noncompliance that, individually or in the aggregate, has not and would not reasonably be expected to have a Company Material Adverse Effect. The Company has not received notice to the effect that, or otherwise been advised that, it is not in compliance with any Laws, and the Company has not taken any action or failed to take any action that is a violation of any such Laws, except for actions or failures to take action that, individually or in the aggregate, have not and would not reasonably be expected to have a Company Material Adverse Effect or a material adverse effect on the Transactions.

     VI.9  No Material Adverse Effect.  Since the formation of the Company,
           --------------------------
there has been no Company Material Adverse Effect.

     VI.10 Capitalization.  (a)  As of the Closing Date, after giving effect
           --------------
to the Transactions there will be issued and outstanding the shares of Preferred Stock and Common Stock set forth on Schedule 6.10(a). The record and beneficial owners of such outstanding shares of Common Stock and Preferred Stock, as of the Closing Date, after giving effect to the Transactions, are set forth on Schedule 6.10(a).

           (b) Except as set forth on Schedule 6.10(b), on the Closing Date, after giving effect to the Transactions, there will not be any existing options, warrants, calls, subscriptions, or other rights, or other agreements or commitments, obligating the Company to issue, transfer or sell any shares of capital stock of the Company, except the Preferred Stock and the Common Stock (other than the Voting Preference Stock).

     VI.11 Employees.
           ---------

           (a) On December 31, 1998 (the "Termination Date"), the Company hired
                                         ----------------
each of the Employees set forth in Schedule 6.11 on terms consistent with the Company's standard policies. The Company has given each Employee comparable employment to that such Employee had with AT&T Puerto Rico, whereby the Employee's duties and responsibilities have not been significantly reduced, the Employee's base pay has not been reduced, and the Employee has not been transferred to a new facility located more than 50 miles from such Employee's former AT&T Puerto Rico work site.

          (b) Effective January 1, 1999, the Company caused all Employees and their dependents to be eligible to participate in a group health plan and waived any minimum eligibility period of employment for coverage and any preexisting condition requirement and provided credit towards the payment of any deductible for any Employees and their dependents with respect to such plan.

                                  ARTICLE VII
                              CLOSING CONDITIONS
                              ------------------

     VII.1 Conditions to Obligations of All Parties.  The obligation of each
           ----------------------------------------
of the parties to consummate the Transactions contemplated to occur at the Closing shall be conditioned on the following, unless waived by each of the parties at or prior to Closing:

           (a) Any applicable waiting period under the HSR Act shall have expired or been terminated.

           (b) The Consent of the FCC to the License Transfer shall have been obtained pursuant to a Final Order, free of any conditions materially adverse to the Company or AT&T PCS, other than those applicable to the PCS or wireless communications services industry generally. For the purposes of this paragraph, "Final Order" means an action or decision that has been granted by the FCC as to
 -----------
which (i) no request for a stay or similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed and (iv) no appeal is pending, including other administrative or judicial review, or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

            (c) All Consents by any Governmental Authority (other than the Consents referred to in paragraphs (a) and (b) above) required to permit the consummation of the Transactions shall have been obtained, except where the failure to obtain such Consents would not be reasonably expected to have an AT&T PCS Material Adverse Effect or a Company Material Adverse Effect or to materially adversely affect the Transactions or the ability of AT&T PCS or the Company to perform its obligations under this Agreement.

            (d) The Consent of the lenders under the Company's credit facility dated as of July 17, 1998 shall have been obtained.

            (e) No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority, shall be in effect that would (i) impose material limitations on the ability of any party to consummate the Transactions or prohibit such consummation, or (ii) impair in any material respect the operations of the Company.

            (f) The closing under the Securities Purchase Agreement shall occur prior to, or contemporaneously with, the Closing.

     VII.2  Conditions to Obligations of the Company.  The obligation of the
            ----------------------------------------
Company to consummate the Transactions contemplated to occur at the Closing shall be further conditioned upon the satisfaction or fulfillment, at or prior to the Closing, of the following conditions unless waived by the Company, at or prior to Closing:

            (a) The representations and warranties of AT&T PCS contained herein shall be true and correct in all material respects, in each case when made and at and as of the Closing (except (i) for representations made as of a specified date, which shall be true and correct as of such date, and (ii) for representations and warranties that are qualified as to materiality which shall be true and correct in all respects) with the same force and effect as though made at and as of such time, except (x) for inaccuracies in respect of the representations and warranties set forth in Section 5.3 and the third sentence of Section 5.7 (disregarding any qualifications as to materiality contained therein) that in the aggregate would not be reasonably expected to have an AT&T PCS Material Adverse Effect or would not adversely affect AT&T PCS's ability to perform its obligations under this Agreement and (y) for inaccuracies in respect of the representations and warranties set forth in Sections 5.3, 5.10, 5.11, 5.12, 5.13 and 5.14 to the extent that such inaccuracies were caused by acts or omissions by the Company or its agents.

          (b) AT&T PCS shall have performed in all material respects all agreements contained herein required to be performed by it at or before the Closing.

          (c) AT&T PCS shall have delivered to the Company the documents required pursuant to Section 3.2(f)(i).

          (d) Releases, duly executed by the appropriate parties (other than with respect to Assumed Liabilities), releasing each of the Liens upon the Purchased Assets, each in form and substance reasonably satisfactory to the Company, shall have been obtained.

     VII.3  Conditions to the Obligations of AT&T PCS.  The obligation of AT&T
            -----------------------------------------
PCS to consummate the Transactions contemplated to occur at the Closing shall be further conditioned upon the satisfaction or fulfillment, at or prior to the Closing, of the following conditions, unless waived by AT&T PCS, at or prior to
Closing:

          (a) The representations and warranties of the Company contained herein shall be true and correct in all material respects, in each case when made and at and as of the Closing (except for representations and warranties made as of a specified date, which shall be true and correct as of such date and except for representations and warranties that are qualified as to materiality which shall be true and correct in all respects) with the same force and effect as though made at and as of such time, except for inaccuracies in respect of the representations and warranties set forth in Section 6.3 (disregarding any qualifications as to materiality contained therein) that in the aggregate would not be reasonably expected to have a Company Material Adverse Effect or would not adversely affect the Company's ability to perform its obligations under this Agreement.

          (b) The Company shall have performed in all material respects all agreements contained herein required to be performed by it at or before the Closing.

          (c) Concurrently with the consummation of the Transactions, the transactions contemplated by the Alternative Arrangement Term Sheet shall have been consummated on terms and conditions reasonably satisfactory to AT&T PCS.

          (d) The Company shall have delivered to AT&T PCS the documents required pursuant to Section 3.2(f)(ii).


                                 ARTICLE VIII
                         SURVIVAL AND INDEMNIFICATION
                         ----------------------------

     VIII.1  Survival.  Except for the representations and warranties
             --------
contained in Sections 5.1(a), (b), (d) and (e), and 6.1(a), (b), (d) and (e) (which shall survive the Closing, without regard to any investigation made by any of the parties hereto, until the expiration of the applicable statute of limitations relating thereto), the representations and warranties made in this Agreement shall survive the Closing without regard to any investigation made by any of the parties hereto until the second anniversary thereof and shall thereupon expire together with any right to indemnification in respect thereof (except to the extent a written notice asserting a claim for breach of any such representation or warranty and describing such claim in reasonable detail shall have been given prior to the expiration of the applicable survival period to the party which made such representation or warranty). The covenants and agreements contained herein to be performed or complied with prior to the Closing shall expire at the Closing. The covenants and agreements contained in this Agreement to be performed or complied with after the Closing shall survive the Closing; provided, that the right to indemnification pursuant to this Article VIII in respect of a breach of a representation or warranty shall expire upon the application of the applicable survival period (except to the extent written notice asserting a claim thereunder and describing such claim in reasonable detail shall have been given prior to such expiration to the party from whom such indemnification is sought). After the Closing, the sole and exclusive remedy of the parties for any breach or inaccuracy of any representation or warranty contained in this Agreement, or any other claim (whether or not alleging a breach of this Agreement) that arises out of the facts and circumstances constituting such breach or inaccuracy, shall be the indemnity provided in this Article VIII.

     VIII.2  Indemnification by AT&T PCS.  AT&T PCS shall indemnify and hold
             ---------------------------
harmless the Company and its Affiliates, and the directors, shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 8.2 Indemnified Party"), against all
                         -----------------------------
liabilities and expenses incurred by any Section 8.2 Indemnified Party (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) (collectively, "Losses") and Losses incurred
                                                    ------
in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any Section 8.2 Indemnified Party may be involved or with which any Section 8.2 Indemnified Party may be threatened (whether arising out of or relating to matters asserted by third parties against a Section 8.2 Indemnified Party or incurred or sustained by such party in the absence of a third-party claim), that arise out of or result from (a) any representation or warranty of AT&T PCS contained in this Agreement being untrue,
(b) (i) any act or omission of AT&T Puerto Rico relating to any Employee's employment by AT&T Puerto Rico on or prior to the Termination Date, and (ii) any salary, benefits or other obligations due and owing to the Employees and relating to periods on or prior to the Termination Date, or (c) any default by AT&T PCS or any of its Affiliates in the performance of their respective obligations under this Agreement (including its obligation to discharge the Excluded Liabilities), except for untruths in respect of the representations and warranties set forth in Sections 5.3, 5.8, 5.9, 5.10 , 5.11 and 5.12 to the extent that such untruths were caused by acts or omissions by the Company or its agents or to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section 8.2 Indemnified Party or its Affiliates; provided, that the aggregate liability of AT&T PCS to indemnify Section 8.2 Indemnified Parties against Losses arising out of or resulting from (x) any such representation or warranty of AT&T PCS contained in this Agreement and included in this indemnification by AT&T PCS being untrue, or (y) default by AT&T PCS or any of its Affiliates in the performance of their respective obligations under this Agreement shall (except, in the case of clause (y), to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of AT&T PCS) be limited to $30,000,000; provided further, that such $30,000,000 limitation shall not apply to the obligation of AT&T PCS to indemnify the Section 8.2 Indemnified Parties against Losses arising out of the Excluded Liabilities. AT&T PCS shall have the option of satisfying any such Losses incurred by the Company (in its capacity as a Section 8.2 Indemnified Party) by tendering to the Company shares of Series A Preferred Stock (such shares to be valued for such purposes at the aggregate liquidation preference thereof).

     VIII.3  Indemnification by the Company.  The Company shall indemnify and
             ------------------------------
hold harmless AT&T PCS and its Affiliates, and the directors, shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them (each, a "Section 8.3 Indemnified Party"), against all Losses
                         -----------------------------
incurred by any Section 8.3 Indemnified Party (including, without limitation, amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) and Losses incurred in connection with the investigation, defense, or disposition of any action, suit or other proceeding in which any Section 8.3 Indemnified Party may be involved or with which any
Section 8.3 Indemnified Party may be threatened (whether arising out of or relating to matters asserted by third parties against a Section 8.3 Indemnified Party or incurred or sustained by such party in the absence of a third party claim) that arise out of or result from (a) any representation or warranty of the Company contained in this Agreement being untrue, (b) (i) any act or omission of the Company relating to any Employee's employment by the Company after the Termination Date, (ii) any salary, benefits or other obligations due and owing to the Employees and relating to periods after the Termination Date,
(iii) the performance of services by any Employee for any period after January 23, 1998 (other than services performed by any Employee at the direction of AT&T PCS (disregarding for such purpose the fact that the Employees were, at AT&T PCS's direction, performing services on behalf of the Company from and after January 23, 1998 through the Termination Date)), and (iv) and the Employee Payment set forth in Section 2.4, (c) any default by the Company or any of its Affiliates in the performance of their respective obligations under this Agreement (including its obligation to discharge the Assumed Liabilities), or
(d) any act or omission by the Company prior to or subsequent to the Closing Date in connection with the development, construction, management, improvement or operation by the Company of the PCS system in the Puerto Rico MTA, including, without limitation, any such Losses incurred or sustained by a Section 8.3 Indemnified Party that arise out of or relate to an act or omission by the Company prior to or subsequent to the Closing Date in connection with any Assigned Agreement or any other Purchased Asset, except to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of such Section 8.3 Indemnified Party or its Affiliates; provided, that the aggregate liability of the Company to indemnify Section 8.3 Indemnified Parties against Losses arising out of or resulting from (x) any representation or warranty of the Company contained in this Agreement being untrue, or (y) any default by the Company or any of its Affiliates in the performance of their respective obligations under this Agreement shall (except, in the case of clause (y), to the extent (but only to the extent) any such Losses arise out of or result from the gross negligence or willful misconduct of the Company) be limited to $30,000,000; provided further, that such $30,000,000 limitation shall not apply to (A) any claim pursuant to Section 8.3(b), or (B) the obligation of the Company to pay the Purchase Price, the Microwave Clearing Reimbursement Payment or the Employee Payment or to indemnify the Section 8.3 Indemnified Parties against Losses arising out of the Assumed Liabilities.

     VIII.4  Procedures.
             ----------

          (a) The terms of this Section 8.4 shall apply to any claim (a "Claim")
                                                                         -----
for indemnification under the terms of Sections 8.2 or 8.3. The Section 8.2 Indemnified Party or Section 8.3 Indemnified Party (each, an "Indemnified
                                                              -----------
Party"), as the case may be, shall give prompt written notice of such Claim to
-----
the indemnifying party (the "Indemnifying Party") under the applicable Section,
                             ------------------
which party may assume the defense thereof, provided, that any delay or failure to so notify the Indemnifying Party shall relieve the Indemnifying Party of its obligations hereunder only to the extent, if at all, that it is materially prejudiced by reason of such delay or failure. The Indemnified Party shall have the right to approve any counsel selected by the Indemnifying Party and to approve the terms of any proposed settlement, such approvals not to be unreasonably delayed or withheld (unless, in the case of approval of a proposed settlement, such settlement provides only, as to the Indemnified Party, the payment of money damages actually paid by the Indemnifying Party and a complete release of the Indemnified Party in respect of the claim in question). Notwithstanding any of the foregoing to the contrary, the provisions of this
Article VIII shall not be construed so as to provide for the indemnification of any Indemnified Party for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or that such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Article VIII to the fullest extent permitted by law.

          (b) In the event that the Indemnifying Party undertakes the defense of any Claim, the Indemnifying Party will keep the Indemnified Party advised as to all material developments in connection with such Claim, including promptly furnishing the Indemnified Party with copies of all material documents filed or served in connection therewith.

          (c) In the event that the Indemnifying Party fails to assume the defense of any Claim within ten (10) business days after receiving written notice thereof, the Indemnified Party shall have the right, subject to the Indemnifying Party's right to assume the defense pursuant to the provisions of this Article VIII, to undertake the defense, compromise or settlement of such Claim for the account of the Indemnifying Party. Unless and until the Indemnified Party assumes the defense of any Claim, the Indemnifying Party shall advance to the Indemnified Party any of its reasonable attorneys' fees and other costs and expenses incurred in connection with the defense of any such action or proceeding. Each Indemnified Party shall agree in writing prior to any such advancement that, in the event he or it receives any such advance, such Indemnified Party shall reimburse the Indemnifying Party for such fees, costs and expenses to the extent that it shall be determined that he or it was not entitled to indemnification under this Article VIII.

          (d) In no event shall an Indemnifying Party be required to pay in connection with any Claim for more than one firm of counsel (and local counsel) for each of the following groups of Indemnified Parties: (i) AT&T PCS, its Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them; and (ii) the Company and its Affiliates, and the shareholders, members, managers, officers, employees, agents and/or the legal representatives of any of them.


                                 ARTICLE IX
                                 TERMINATION
                                 -----------

     IX.1  Termination.  In addition to any other rights of termination set
           -----------
forth herein, this Agreement may be terminated, and the Transactions abandoned, without further obligation of any party, except as set forth herein, at any time prior to the Closing Date:

          (a)  by mutual written consent of the parties;

          (b) by any party by written notice to the other party, if the Closing shall not have occurred on or before the date that is ten (10) months after the date hereof, provided, that the party electing to exercise such right is not otherwise in breach of its obligations under this Agreement;

          (c) by any party by written notice to the other party, if the consummation of the Transactions shall be prohibited by a final, non-appealable order, decree or injunction of a court of competent jurisdiction; or

          (d)  by the Company in accordance with Section 4.10.

     IX.2  Effect of Termination
           ---------------------

          (a) In the event of a termination of this Agreement, no party hereto shall have any liability or further obligation to any other party to this Agreement, except as set forth in paragraph (b) below, and except that nothing herein will relieve any party from liability for any breach by such party of this Agreement.

          (b)  In the event of a termination of this Agreement pursuant to
Section 9.1, all provisions of this Agreement shall terminate, except Section
4.2 and Articles VIII and X, except that nothing herein will relieve any party from liability for any breach of this Agreement.

          (c) Whether or not the Closing occurs, all costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such expenses, except as otherwise provided in Section 2.6.

                                   ARTICLE X
                           MISCELLANEOUS PROVISIONS
                           ------------------------

     X.1  Amendment and Modification.  This Agreement may be amended, modified
          --------------------------
or supplemented only by written agreement of each of the parties.

     X.2  Waiver of Compliance; Consents.  Any failure of any of the parties
          ------------------------------
to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirement for a waiver of compliance as set forth in this Section 10.2.

     X.3  Notices.  All notices or other communications hereunder shall be in
          -------
writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person against receipt, by facsimile transmission with confirmation of receipt, or by registered or certified mail (return receipt requested), postage prepaid, with an acknowledgment of receipt signed by the addressee or an authorized representative thereof, addressed as follows (or to such other address for a party as shall be specified by like notice; provided, that notice of a change of address shall be effective only upon receipt thereof):

          If to AT&T PCS, to it at:

          c/o AT&T Wireless Services, Inc.
          7277 164th Avenue Northeast
          Redmond, WA 98052
          Attn:  William H. Hague, Esq.
          Facsimile:  (425) 580-8405

          With a copy to:

          Friedman Kaplan & Seiler LLP
          875 Third Avenue
          New York, NY 10022
          Attn:  Gregg S. Lerner, Esq.
          Facsimile: (212) 355-6401

          If to the Company, to it at:

          TeleCorp PCS, Inc.
          1010 N. Glebe Road, Suite 800
          Arlington, Virginia  22201
          Attn:  General Counsel
          Facsimile:  (703) 236-1106

     X.4  Designated Purchasers.  It is understood and agreed between the
          ---------------------
parties that the Company may cause one or more of its direct or indirect wholly owned Subsidiaries (each a "Designated Purchaser") to purchase all or part of
                            --------------------
the Purchased Assets hereunder; provided, that notwithstanding any such designation, the Company shall remain fully liable for all of its obligations and those of the Designated Purchaser hereunder.

     X.5  Parties in Interest; Assignment.  This Agreement is binding upon and
          -------------------------------
is solely for the benefit of the parties hereto and their respective permitted successors, legal representatives and permitted assigns. Neither party may assign its rights and obligations hereunder without the prior written consent of the other party.

     X.6  Applicable Law.  This Agreement shall be governed by and construed
          --------------
in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. The parties hereto hereby irrevocably and unconditionally consent to submit to the non-exclusive jurisdiction of the courts of the State of New York and of the United States of America located in the County of New York, New York (the "New York Courts") for any litigation
                                       ---------------
arising out of or relating to this Agreement and the Transactions, waive any objection to the laying of venue of any such litigation in the New York Courts and agrees not to plead or claim in any New York Court that such litigation brought therein has been brought in an inconvenient forum.

     X.7  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Facsimile signatures on this Agreement shall be deemed to be original signatures for all purposes.

     X.8  Interpretation.  The article and section headings contained in this
          --------------
Agreement are for convenience of reference only, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement.

     X.9  Entire Agreement.  This Agreement, including the Schedules hereto
          ----------------
and the certificates and instruments delivered pursuant to the terms of this Agreement, embody the entire agreement and understanding of the parties hereto in respect of the Transactions. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or in the Stockholders' Agreement. This Agreement supersedes all prior agreements and understandings between the parties with respect to the Transactions.

     X.10  Publicity.  So long as this Agreement is in effect, the parties
           ---------
agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the Transactions, and no party shall issue any press release or make any such public statement prior to such consultation, except as may be required by Law. No press release or other public statement by a party shall disclose any of the financial terms of the Transactions without the prior consent of the other party, except as may be required by Law. A breach of the provisions of this Section 10.10 by a party shall not give rise to any right to terminate this Agreement.

     X.11  Specific Performance.  The parties hereto agree that irreparable
           --------------------
damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any New York Courts.

     X.12  Remedies Cumulative.  All rights, powers and remedies provided
           -------------------
under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

     X.13  Severability.  Any provision of this Agreement that is prohibited
           ------------
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any court determines that any covenant or any part of any covenant is invalid or unenforceable, such covenant shall be enforced to the extent permitted by such court, and all other covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

     X.14  Beneficiaries of Agreement.  The representations, warranties,
           --------------------------
covenants and agreements expressed in this Agreement are for the sole benefit of the other parties hereto and the Section 8.2 Indemnified Parties and Section 8.3 Indemnified Parties and are not intended to benefit, and may not be relied upon or enforced by, any other party as a third party beneficiary or otherwise. Without limiting the foregoing, nothing contained in this Agreement shall confer upon any Employee any right with respect to continued employment by AT&T PCS or the Company.

     X.15  Waiver of Purchase Right Pursuant to Securities Purchase Agreement.
           ------------------------------------------------------------------
Subject to the consummation of the Transactions, AT&T PCS hereby waives, on behalf of itself and TWR Cellular, Inc., any "Purchase Right" it may have pursuant to the Stockholders Agreement in respect of any securities being issued by the Company pursuant to the Securities Purchase Agreement.

     X.16  Alternative Arrangement Term Sheet.  Exhibit II sets forth the
           ----------------------------------
Alternative Arrangement Term Sheet. The parties hereby agree to the terms and conditions thereof.

     X.17  Certain Payments.  Notwithstanding anything to the contrary
           ----------------
contained herein, AT&T PCS hereby agrees that, so long as each of the Company, each Cash Equity Investor (as such term is defined in the Securities Purchase Agreement) and each Management Stockholder (as such term is defined in the Securities Purchase Agreement) shall have performed all of their respective obligations under this Agreement and the Securities Purchase Agreement, as the case may be, if the Closing does not occur (i) due solely to a breach by AT&T PCS of its obligations under this Agreement, AT&T PCS shall pay to each Cash Equity Investor and each Management Stockholder its pro rata share of One Million ($1,000,000) Dollars (based upon their respective ownership interest in the Company), or (ii) for any reason other than that set forth in clause (i) hereof, AT&T PCS shall pay to each Cash Equity Investor and each Management Stockholder its pro rata share of Five Hundred Thousand ($500,000) Dollars (based upon their respective ownership interest in the Company).

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        TELECORP PCS, INC.

                                        By: /s/ Thomas Sullivan
                                            -------------------------------
                                             Name: Thomas Sullivan
                                             Title: Executive Vice President


                                        AT&T WIRELESS PCS INC.


                                        By: /s/ W. Hague
                                            -------------------------------
                                             Name: W. Hague
                                             Title: SVP

                                                                      Schedule I

                           United States of America
                       Federal Communications Commission

                          RADIO STATION AUTHORIZATION

                       Commercial Mobile Radio Services
                  Personal Communications Service - Broadband


AT&T WIRELESS PCS INC.                            Call Sign:     KNLF249
1150 Connecticut Avenue, N.W., 4th Floor          Market:        M025
Washington, DC 20036                              PUERTO RICO-U.S. VIRGIN
ISLANDS

                                                  Channel Block: A
                                                  File Number: 00046-CW-L-95

--------------------------------------------------------------------------------

The licensee hereof is authorized, for the period indicated, to construct and operate radio transmitting facilities in accordance with the terms and conditions hereinafter described. This authorization is subject to the provisions of the Communications Act of 1934, as amended, subsequent Acts of Congress, international treaties and agreements to which the United States is a signatory, and all pertinent rules and regulations of the Federal Communications Commission contained in the Title 47 of the U.S. Code of Federal Regulations.

--------------------------------------------------------------------------------

Initial Grant Date..............................      June 23, 1995

Five-year Build Out Date........................      June 23, 2000

Expiration Date.................................      June 23, 2005

--------------------------------------------------------------------------------

CONDITIONS:
-----------

Pursuant to Section 309(h) of the Communications Act of 1934, as amended (47 U. S.C. (S) 309(h)), this license is subject to the following conditions: This license does not vest in the licensee any right to operate a station nor any right in the use of frequencies beyond the term thereof nor in any other manner than authorized herein. Neither this license nor the right granted thereunder shall be assigned or otherwise transferred in violation of the Communications Act of 1934, as amended (47 U.S.C. (S) 151. et seq.). This license is subject in terms to the right of use or control conferred by Section 706 of the Communications Act of 1934, as amended (47 U.S.C. (S) 606).

Conditions continued on Page 2.

--------------------------------------------------------------------------------
WAIVERS:
--------

No waivers associated with this authorization.

--------------------------------------------------------------------------------
Issue Date: June 23, 1995

FCC Form 463a                                           Page 1 of 2
KNLF                             AT&T WIRELESS PCS INC.      00046-CW-L-95


CONDITIONS:

     This authorization is subject to the condition that, in the event that systems using the same frequencies as granted herein are authorized in an adjacent foreign territory (Canada/United States), future coordination of any base station transmitters within 72 km (45 miles) of the United States/Canada border shall be required to eliminate any harmful interference to operations in the adjacent foreign territory and to ensure continuance of equal access to the frequencies by both countries.

     This authorization is subject to the condition that the remaining balance of the winning bid amount will be paid in accordance with Part I of the Commission's rules, 47 C.F.R. Part 1.

--------------------------------------------------------------------------------
Issue Date: June 23, 1995                                 Page 2 of 2
FCC Form 463a

                                                                     Schedule II

                       AT&T WIRELESS/VENTO AND SULLIVAN

                            F Block Joint Ventures

                          Summary of Principal Terms
                          --------------------------

General
-------

Parties AT&T Wireless Services, Inc. and/or one or more affiliates ("AT&T"), each of the entities (each, a "License Entity") that owns one or more of the F Block licenses referred to below, Thomas Sullivan and Gerald Vento (the "Management Group"), TeleCorp PCS, Inc. ("TeleCorp"), the TeleCorp Cash Equity Investors (the "TeleCorp Investors"), and the non-Management Group equity holders in the License Entities (the "Non-Management Equity Holders").

Structure      Each of the Houston, San Diego, Melbourne - Titusville, Orlando
               and Tampa - St. Petersburg - Clearwater F Block licenses (each, an "F Block License") are held by a separate entity (each, a "License Entity" and collectively the "License Entities"). Each of the five entities will be independent of each other, but will have substantially identical ownership and governance, as set forth below.

Acquisition of San Diego License and Non-Management Equity Holders'
-------------------------------------------------------------------
Interests/Puerto Rico Transaction
---------------------------------

AT&T Loan      AT&T makes a loan (the "AT&T Loan") to the Management Group in an amount equal to 100% of the cash required to pay the purchase price of the San Diego F Block License, plus the aggregate amount of legal fees and other expenses (approximately $225,000)
               TeleCorp incurred directly related to such acquisition. The
               Management Group will secure the AT&T Loan with a pledge of all of the capital stock of the San Diego License Entity.

                 CONFIDENTIAL -- FOR DISCUSSION PURPOSES ONLY
--------------------------------------------------------------------------------

Capitalization
of the San Diego
License Entity    Concurrently with the consummation of the AT&T Loan, the
                  Management Group will contribute to the capital of the San
                  Diego License Entity all the proceeds of such loan.

Use of AT&T
Loan Proceeds     Concurrently with the capitalization of the San Diego License
                  Entity, the San Diego License Entity will use the Management
                  Group capital contribution to pay the purchase price of the San Diego F Block License and related expenses.

Exchange of Note
for Interests     Concurrently with the closing of the acquisition by TeleCorp of AT&T's PCS license covering Puerto Rico, TeleCorp will acquire 100% of the Non-Management Equity Holders' equity interests in the License Entities (the "Non-Management Equity
                  Interests") in exchange for TeleCorp promissory notes in the aggregate principal amount, in the case of each of the F Block
                  Licenses, set forth on Schedule A, or approximately $26 million in the aggregate (the "Non-Management Equity Interests
                  Purchase Price"). The TeleCorp notes will be of the same tenor as those being issued to AT&T in partial consideration for AT&T's Puerto Rico PCS license.

TeleCorp Notes    The principal terms of the TeleCorp notes are:

                  -- Initial interest rate, equivalent to Lucent Series C, 12% per annum
                  -- Hold period: October 31, 1999
                  -- Interest rate after hold period: 7%
                  -- Convert (if the holder is AT&T, to Series A Preferred, or Series D and F Preferred, at AT&T's option, or if the holder is an Investor, to Series C Preferred and Series A Common) at a price of 20% premium to par or $1,200/unit
                  -- Senior to Lucent Series C on maturity, redemption priority and repayment
                  -- Mandatory repayment or conversion on qualifying IPO or high yield offering
                  -- Other terms equivalent to Lucent Series C, except conversion rights are forfeited on transfer

                 CONFIDENTIAL -- FOR DISCUSSION PURPOSES ONLY
--------------------------------------------------------------------------------

Sale of Interests
to License Entity   Concurrently with the exchange referred to in the "Exchange of Notes for Interests" section, TeleCorp will assign to each License Entity (other than San Diego License Entity) the applicable Non-Management Equity Interests (i.e., the interests TeleCorp has acquired in the Houston License
                    Entity will be assigned to Houston License Entity, etc.). In consideration therefor, each License Entity (other than San
                    Diego License Entity) will issue to TeleCorp promissory notes (the "JV Notes"), on terms reasonably acceptable to AT&T, in the aggregate principal amount, in the case of each License Entity, set forth on Schedule A, or approximately
                    $26 million in the aggregate.

Puerto Rico
Consideration       As a portion of the consideration payable by TeleCorp to
                    AT&T for the Puerto Rico license, TeleCorp will deliver to AT&T the JV Notes.

Timing The closing of the AT&T Loan and the Management Group capital contribution to the San Diego License Entity will occur concurrently with the acquisition of the San Diego F Block License by the San Diego License Entity, and is not conditioned on the consummation of the Puerto Rico acquisition and the transactions described herein (but see "Alternative Arrangement" below). The closing of the Puerto Rico acquisition and the exchanges described above involving the Non-Management Equity Interests, the TeleCorp notes and the JV Notes will all occur concurrently with the closing of the joint venture contributions described in this term sheet.

Alternative
Arrangements        Anything in this Term Sheet to the contrary notwithstanding, at any time on or before the closing of the Puerto Rico transaction, AT&T shall have the right to restructure the Transactions by (a) canceling the transactions set forth in "Exchange of Notes for Interests" and "Sale of Interests to License Entity," and (b) revising the "Puerto Rico
                    Consideration" by eliminating the JV Notes, and increasing the amount of the TeleCorp Notes to $36 million.

                 CONFIDENTIAL -- FOR DISCUSSION PURPOSES ONLY
--------------------------------------------------------------------------------

                    In the event that the Puerto Rico transaction is not restructured as set forth in the immediately preceding paragraph and fails to close, (a) AT&T will lend to the License Entities an amount equal to the Non-Management Equity Interests Purchase Price in exchange for the JV notes, (b) the License Entities will acquire for cash, and the Non-Management Equity Holders will sell to the License Entities, the Non-Management Equity Interests.

License Entity Capitalization and Management Structure
------------------------------------------------------

Capitalization      There will be two classes of interests in the License
                    Entities: voting (which have no economic rights) and non-voting (which represent all of the economic interests in the License Entities) The Management Group shall have 75% of the voting interests and 51% of the non-voting interests of each License Entity, and AT&T shall have 25% of the voting interests, and 49% of the non-voting interests of each License Entity.

Board AT&T will have the right to designate two directors, and each member of the Management Group will be a director. The Management Group (or its successor) will have the right to designate one additional director, provided such third director is independent of the Management Group and reasonably acceptable to AT&T. The initial members of the Board will be mutually agreed upon.

Voting Rights       A list of significant matters will require an 80%
                    supermajority approval by the Board of License Entity (this list will include, but not be limited to, all matters for which TeleCorp requires a supermajority approval).

Management Fee      In consideration of their services, the Management Group
                    will be paid an annual fee equal to $150,000 (prorated for any partial year) in the aggregate for all License Entities
                    (irrespective of the number of License Entities, and to be divided among the License Entities in a mutually acceptable manner).

                 CONFIDENTIAL -- FOR DISCUSSION PURPOSES ONLY
--------------------------------------------------------------------------------

Replacement of
Management
Group In the event that agreed upon performance benchmarks or other objective requirements are not satisfied (such benchmarks and or requirements to be reasonably acceptable to AT&T), the Management Group will be required to assign to substitute control group, reasonably acceptable to a majority of the License Entity directors (excluding the members of the Management Group), all of the Management Group's voting interests. In the event of replacement, the Management Group will, at AT&T's option, either retain its non-voting stock, transfer that stock to its replacement for either cash in an amount equal to the then current value of its put (discussed below) and/or an instrument with the same economic features as the put (so that the Management Group's return will not be worsened as the result of such transfer).

AT&T Assistance     AT&T agrees to, at the request of the Board, negotiate in
                    good faith a management agreement pursuant to which AT&T would build and manage a system that satisfied the applicable FCC license requirements.

Funding At the request of the Board, AT&T agrees to fund, on terms acceptable to it, the operating expenses of the License Entity (including without limitation the Management Put, the build out costs described in the immediately preceding paragraph, the management fees, and the interest on the FCC debt).

AT&T Liquidity      Anything to the contrary in the AT&T Loan notwithstanding, the Management Group agrees that if at any time AT&T requests repayment of the AT&T Loan and/or the JV notes, the Management Group will use its best efforts to take all commercially reasonable steps to raise funds to do so.

                 CONFIDENTIAL -- FOR DISCUSSION PURPOSES ONLY
--------------------------------------------------------------------------------

Right of First
Negotiation      In order to induce AT&T to extend the AT&T Loan, and in
                 consideration of the JV Notes and the commitments AT&T has made to the License Entities hereunder, the Management Group hereby agrees with AT&T that it will in good faith negotiate with AT&T a mutually acceptable transaction (an "F Block Transaction") relating to the F Block Licenses, and, until both parties agree in writing that they are no longer interested in entering into an F Block Transaction, the Management group will not enter into an agreement or arrangement with any person or entity relating to any alliance, sale or other transaction involving the F Block PCS Licenses, or solicit, initiate or engage in any discussion with respect to any such licenses.

Indemnification  Each License Entity will provide customary indemnification for its directors and officers (including the Management Group), including without limitation indemnifying them against director liability arising from AT&T's failure to fund License Entity's capital requirements (provided the Management Group and AT&T agree on acceptable terms for such funding) and AT&T's provision of management services. AT&T will assure performance by License Entity of its indemnification obligations.

Management Put   The Management Group will have the right to put to AT&T its interest in each License Entity for a sum of cash equal to, for each License Entity, the amount set forth on Schedule B ($[4]
                 million in the aggregate), plus 6% per annum (and, during the period, if any, following replacement of the Management Group,
                 10% per annum), compounded annually. The put will be
                 exercisable (in whole but not in part) only during the one-year period following the earliest date that exercise of the put would not violate FCC rules or trigger any penalties (the
                 Management Group shall receive written notice of this date), provided that to the extent permitted by FCC rules without
                 --------
                 triggering any penalty, each member of the Management Group may put $400,000 of its F Block Tracking Interests during the one-year period commencing December 31, 1999 (at AT&T's

                 CONFIDENTIAL -- FOR DISCUSSION PURPOSES ONLY
--------------------------------------------------------------------------------

                 option, it may fund the redemption of the Management Group's interest, in lieu of the put).

Transfer
Restrictions     The Management Group may not transfer, pledge or otherwise dispose of all or any portion of its License Entity interests prior to the ninth anniversary of the closing.

                                 *  *  *  *  *

                 CONFIDENTIAL -- FOR DISCUSSION PURPOSES ONLY
--------------------------------------------------------------------------------

                                                                      SCHEDULE A


     F Block License      Aggregate Principal Amount of Notes
     --------------------------------------------------------

     Houston

     San Diego*                                 -0-

     Melbourne

     Orlando

     Tampa

     TOTAL                             $[26,000,000]

__________________________
*

     The Non-Management Equity Holders do not hold an equity interest in the San Diego License Entity. Accordingly, no San Diego JV Notes will be issued and the formation of San Diego License Entity is not subject to the consummation of the other F Block transactions or the Puerto Rico transaction.

                 CONFIDENTIAL -- FOR DISCUSSION PURPOSES ONLY
--------------------------------------------------------------------------------

                                                                      SCHEDULE B


License Entity         Value of Management Group Equity Interest
----------------------------------------------------------------

Houston

San Diego

Melbourne

Orlando

Tampa

TOTAL                       [$4,000,000]

                 CONFIDENTIAL -- FOR DISCUSSION PURPOSES ONLY
--------------------------------------------------------------------------------

                                 Schedule III

                               Filed Separately


                                  Schedule IV

                               Filed Separately


                                  Schedule V

                               Filed Separately

                                                                    Schedule 2.1

               Description of Area and Population to be Assigned

    The Puerto Rico-U.S. Virgin Islands MTA has a population of 3,623,846./1/

     AT&T Wireless PCS Inc. proposes to assign the 20 MHz of A Block broadband PCS spectrum at 1850-1860 MHz and 1930-1940 MHz to TeleCorp of Puerto Rico, Inc. throughout the entire Puerto Rico-U.S. Virgin Islands MTA as follows:

================================================================================================
Market Name                               Market Designator              Market Population
================================================================================================
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Puerto Rico-U.S. Virgin Islands           M025                           3,623,846
------------------------------------------------------------------------------------------------
                                          E
================================================================================================
Total Population                                                         3,623,846
================================================================================================

________________________
/1/ MTA population figures taken from the April 1, 1990 U.S. Census, U.S. department of Commerce, Bureau of Census, as published in the Summary of Licenses To Be Auctioned from the August 2, 1995 C Block Bidder Information Package.

               Description of Area and Population to be Retained

    The Puerto Rico-U.S. Virgin Islands MTA has a population of 3,623,846.1

     AT&T Wireless PCS Inc. proposes to retain the 10 MHz of A Block broadband PCS spectrum at 1860-1865 MHz and 1940-1945 MHz throughout the entire Puerto Rico-U.S. Virgin Islands MTA as follows:

================================================================================================
Market Name                               Market Designator              Market Population
================================================================================================
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Puerto Rico-U.S. Virgin Islands           M025                           3,623,846
------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
Total Population                                                         3,623,846
================================================================================================

/1/ MTA population figures taken from the April 1, 1990 U.S. Census, U.S. Department of Commerce, Bureau of Census, as published in the Summary of Licenses To Be Auctioned from the August 2, 1995 C Block Bidder Information Package.

                                SCHEDULE 2.1(b)
                           Agreements to be Assigned

-------------------------------------------------------------------------------
REALTY LEASES
-------------------------------------------------------------------------------
SITE NUMBER           CLUSTER                   SITE NAME
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
PMT 001               A - Old San Juan          Trade Center
-------------------------------------------------------------------------------
PMT 003               A                         Caribe Hilton
-------------------------------------------------------------------------------
PMT 008               A                         San Alberto Building
-------------------------------------------------------------------------------
PMT 009               A                         Bogorioin Building
-------------------------------------------------------------------------------
PMT 010               A                         Topeka - Loiza St.
-------------------------------------------------------------------------------
PMT 011               A                         Gonzalez Padin
-------------------------------------------------------------------------------
PMT 012               B                         Ramirez College
-------------------------------------------------------------------------------
PMT 013               B                         Plaza Las Americas
-------------------------------------------------------------------------------
PMT 014               B                         Barbosa Building
-------------------------------------------------------------------------------
PMT 023               B                         El Amal
-------------------------------------------------------------------------------
PMT 028               B                         Medina Center
-------------------------------------------------------------------------------
PMT 094               C Puerto Nuevo            El Centro
-------------------------------------------------------------------------------
PMT 002               C                         Plaza Mercantil
-------------------------------------------------------------------------------
PMT 004               C                         La Marketin
-------------------------------------------------------------------------------
PMT 005               C                         Sprint
-------------------------------------------------------------------------------
PMT 006               C                         Int. Technical College
-------------------------------------------------------------------------------
PMT 007               C                         La Ceiba
-------------------------------------------------------------------------------
PMT 021               D-Rio Piedras             Medical Center Plaza
-------------------------------------------------------------------------------
PMT 024               D                         GM Group
-------------------------------------------------------------------------------
PMT 026               D                         Alturas del Senorial
-------------------------------------------------------------------------------
PMT 064               D                         Torre de la Cumbre
-------------------------------------------------------------------------------
PMT 065               D                         Gasolinera Coqui
-------------------------------------------------------------------------------
PMT 015               E-Isla Verde              Crowne Plaza
-------------------------------------------------------------------------------
PMT 033               E                         Tony Tirri
-------------------------------------------------------------------------------
PMT 035               E                         Monserrate Tower
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
PMT 052               E                         Narvaez Cleaners
-------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SITE NUMBER           CLUSTER                   SITE NAME
--------------------------------------------------------------------------------
PMT 018               F-Guaynabo                Las Lomas Building
--------------------------------------------------------------------------------
PMT 020               F                         Hogar Crea - Los Filtros
--------------------------------------------------------------------------------
PMT 022               F                         Camino Alejandrino
--------------------------------------------------------------------------------
PMT 061               F                         Jardines de Guaynabo
--------------------------------------------------------------------------------
PMT 062               F                         Quintas Reales
--------------------------------------------------------------------------------
PMT 030               G - Trujillo Alto         Berwind Shopping
--------------------------------------------------------------------------------
PMT 031               G                         De Diego Building
--------------------------------------------------------------------------------
PMT 032               G                         Efron Hill Mansions
--------------------------------------------------------------------------------
PMT 036               G                         Loma Santo Domingo
--------------------------------------------------------------------------------
PMT 037               G                         San Anton Building
--------------------------------------------------------------------------------
PMT 038               G                         Fabrica de Mattress
--------------------------------------------------------------------------------
PMT 066               G                         lglesia del Libano
--------------------------------------------------------------------------------
PMT 017               H - Bayamon               Jardines de Caparra
--------------------------------------------------------------------------------
PMT 058               H                         FP Centurion
--------------------------------------------------------------------------------
PMT 059               H                         Madison
--------------------------------------------------------------------------------
PMT 060               H                         Bayamon Pueblo
--------------------------------------------------------------------------------
PMT 053               I - Caguas Norte          La Pava
--------------------------------------------------------------------------------
PMT 068               I                         Finca Moros
--------------------------------------------------------------------------------
PMT 070               I                         Finca Ocasio 11
--------------------------------------------------------------------------------
PMT 071               I                         Peaje Caguas
--------------------------------------------------------------------------------
PMT 047               J - Levittown             Boulevard Levittown
--------------------------------------------------------------------------------
PMT 048               J                         Club Leones Catano
--------------------------------------------------------------------------------
PMT 050               J                         Bolera Coqui
--------------------------------------------------------------------------------
PMT 055               J                         Barrio Pajaros
--------------------------------------------------------------------------------
PMT 056               J                         AT&T Hato Tejas
--------------------------------------------------------------------------------
PMT 049               J                         Comunidad Paraiso
--------------------------------------------------------------------------------
PMT 019               K - Caguas                La Marketa
--------------------------------------------------------------------------------
PMT 072               K                         Santa Juana Building
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
SITE NUMBER           CLUSTER                   SITE NAME
--------------------------------------------------------------------------------
PMT 081               K                         Taller Familiar
--------------------------------------------------------------------------------
PMT 088               K                         Iglesia de Dios
--------------------------------------------------------------------------------
PMT 089               K                         Mueblelectric Caguas
--------------------------------------------------------------------------------
PES 041               L - Carolina -Ceiba       Carolina Speedway
--------------------------------------------------------------------------------
PES 043               L                         Loiza Garaje
--------------------------------------------------------------------------------
PES 044               L                         Lechonera Landis
--------------------------------------------------------------------------------
PES 076               L                         PR Aggregate
--------------------------------------------------------------------------------
PES 045               L                         Marrero Auto
--------------------------------------------------------------------------------
PES 046               L                         Montana Duran
--------------------------------------------------------------------------------
PES 117               L                         WZOL -FM Fajardo
--------------------------------------------------------------------------------
PES 128               L                         Monte Cristiano
--------------------------------------------------------------------------------
PES 129               L                         El Conquistador
--------------------------------------------------------------------------------
PMT 054               M - Toa Baja - Dorado     Finca Velez
--------------------------------------------------------------------------------
PNO 144               M                         Potrero Kuilan
--------------------------------------------------------------------------------
PNO 161               M                         Efron Dorado
--------------------------------------------------------------------------------
PNO 145               M                         Espinosa Industrial
--------------------------------------------------------------------------------
PNO 146               M                         Casa Luis Rodriguez
--------------------------------------------------------------------------------
PNO 147               M                         Monte Horeb
--------------------------------------------------------------------------------
PNO 148               M                         Fabrica de Bloques
--------------------------------------------------------------------------------
PNO 149               M                         La Carreta
--------------------------------------------------------------------------------
PNO 151               M                         Finca Santiago
--------------------------------------------------------------------------------
PNO 152               M                         Casa Luis Prieto Manati
--------------------------------------------------------------------------------
PNO 153               M                         Finca Otero
--------------------------------------------------------------------------------
PNO 155               M                         Finca Raul Roman
--------------------------------------------------------------------------------
PNO 156               M                         Casa Hernandez
--------------------------------------------------------------------------------
PNO 158               M                         Vaqueria Lopez
--------------------------------------------------------------------------------
PNO 157               M                         Farmacia San Martin
--------------------------------------------------------------------------------
PNO 160               M                         Terreno Vicente Rios
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
SITE NUMBER           CLUSTER                   SITE NAME
--------------------------------------------------------------------------------------------
PNO 164               M                         El Amal
--------------------------------------------------------------------------------------------
PNO 165               M                         Terreno Ocasio
--------------------------------------------------------------------------------------------
PSE 082               N - Juncos                Barrio Mamey II
--------------------------------------------------------------------------------------------
PSE 091               N                         Hogar Crea - Juncos
--------------------------------------------------------------------------------------------
PSO 127               O                         Granja Barrio Beatriz, Caguas
--------------------------------------------------------------------------------------------
PSO 040               O                         Pinero III
--------------------------------------------------------------------------------------------
PSO 029               O                         AT&T Cayey - Earth Station
--------------------------------------------------------------------------------------------
PSO 095               O                         Centro Comercial Sierra Cayey
--------------------------------------------------------------------------------------------
PSO 096               O                         Monasterio Cayey, Asso. Autorealizacion
--------------------------------------------------------------------------------------------
PSO 093               O                         Cercadillo
--------------------------------------------------------------------------------------------
PSO 092               O                         Finca Pilin
--------------------------------------------------------------------------------------------

SCHEDULE 5.2


                               AT&T PCS Consents
                               -----------------

     The execution, delivery and performance of the Agreement will or may require the following consents, approvals and reviews:

     (1)  The Federal Communications Commission.

     (2)  The Federal Trade Commission/Department of Justice.

     (3)  Various Governmental Authorities with respect to Franchise Laws.

     (4) See attached for a list of certain Assigned Agreements as to which consent of the other party thereto is required.

                               Required Consents


(i)  Leases

1- PMT 006 International Technical College. Prior written consent by Landlord required.

2-   PMT 012 Ramirez College.  Prior written consent by Landlord required.

3-   PMT 013 Plaza Las Americas. Prior written consent by Landlord required.

4-   PMT 032 Hill Mansions. Prior written consent by Landlord required.

5-   PMT 036 Loma Santo Domingo. Prior written consent by Landlord required.

6-   PMT 059 Madison. Prior written consent by Landlord required.

7-   PMT 065 Gasolinera Coqui. Prior written consent by Landlord required.

8-   PMT 071  Peaje Caguas. Prior written consent by Landlord required.

9-   PMT 081 Taller Familiar. Prior written consent by Landlord required.

10- PMT 089 Mueblelectric Caguas. Sixty (60) days prior written consent by Landlord required.

11-  PES 129 El Conquistador. Prior written consent by Landlord required.

12- PNO 153 Finca Otero. No provision for assignment or subleasing in contract.

13-  PNO 161 Efron Dorado. Prior written consent by Landlord required.

14-  PMT 047 Boulevard Levittown.  Prior qualification and consent by Landlord.

                                 SCHEDULE 6.2

                               Company Consents
                               ----------------


     The execution, delivery and performance of the Agreement will or may require the following consents, approvals and reviews:

     1.   The Federal Communications Commission.

     2.   The Federal Trade Commission/Department of Justice.

     3.   Various Governmental Authorities with respect to Franchise Laws.

     4. The Lenders under the Company's credit facility dated as of July 17, 1998.

                      Outstanding Options, Warrants, etc.
                      -----------------------------------

1. Upon the closing of the transaction contemplated by the License Acquisition Agreement by and between Wireless 2000, Inc. ("Wireless") and the Company, dated as of December 2, 1998 (the "Wireless Acquisition Agreement"), the Company shall issue to Wireless: (i) five hundred forty-five and 20/100 (545.20) shares of Series C Preferred Stock, par value $.01 per share ("Series C Preferred Stock"), and (ii) five hundred thirty and 40/100 (530.40) shares of Class A Voting Common Stock, par value $.01 per share ("Class A Voting Common Stock"), of the Company.

2. Upon the closing of the transaction contemplated by the License Acquisition Agreement by and between Mercury PCS II, LLC ("Mercury") and the Company, dated as of May 15, 1998 (the "Mercury Acquisition Agreement"), the Company shall issue to Mercury: (i) two thousand three hundred thirty-two and 55/100 (2,332.50) shares of Series C Preferred Stock and (ii) two thousand two hundred sixty-nine and 23/100 (2,269.23) shares of Class A Voting Common Stock of the Company and shall issue additional shares of Series C Preferred Stock and Class A Voting Common Stock to certain Cash Equity Investors as set forth on Schedule V of the Securities Purchase Agreement by and among the Company, AT&T PCS, and certain Cash Equity Investors and other parties identified therein, dated as of January 23, 1998, setting forth Share Allocation With Supplemental Allocation.

3. The Company may issue Series E Notes, convertible into Class A Voting Common Stock and Series C Preferred Stock of the Company, to certain existing shareholders of the Company in connection with the transactions set forth in the Summary of Principal Terms attached as Exhibit D to the Securities Purchase Agreement.

4. Upon the closing of the transaction contemplated by the Securities Purchase Agreement, the Company will sell to such Cash Equity Investors an aggregate of $39,996,600 of its Series C Preferred Stock and Class A Voting Common Stock.

5. Upon the closing of the transaction contemplated by the Stock Purchase Agreement with AT&T PCS, and certain Cash Equity Investors identified therein, dated as of March 22, 1999, as amended, the Company will sell to such Cash Equity Investors and AT&T PCS up to an aggregate amount of $30,000,000 of its Series C Preferred Stock and Class A Voting Common Stock.

6. Certain shares of the Company's Preferred Stock are convertible pursuant to the terms and conditions set forth in the Company's Restated Certificate.

7. Upon the closing of the transactions contemplated by the Stock Purchase Agreement by and among Cash Equity Investors, Management Stockholders, Puerto Rico Acquisition Corp. and TeleCorp PCS, Inc., dated as of March 30, 1999. The company will sell to such Cash Equity Investors up to an aggregate amount of 36,996.60 shares of Series C Preferred Stock and an aggregate amount of 39,996.60 shares of Class A Voting

     Common Stock.

                                 SCHEDULE 6.11


                       AT&T EMPLOYEES HIRED BY TELECORP


     1.  Carlos Aponte                         RF Systems Engineer
     2.  Margarita Arroyo                      Site Acquisition Specialist
     3.  Lisa Barros                           Site Development Specialist
     4.  Ricardo Claudio                       Director Site Development
     5.  Daphne Domenech                       Administrative Assistant
     6.  Margie Vazquez                        Site Acquisition Manager